                             REVOLVING CREDIT AGREEMENT


                                       among


                       PROTECTION ONE ALARM MONITORING, INC.
                                      BORROWER


                                 NATIONSBANK, N.A.,
                                ADMINISTRATIVE AGENT


                             FIRST UNION NATIONAL BANK,
                                 SYNDICATION AGENT


                          TORONTO DOMINION (TEXAS), INC.,
                                DOCUMENTATION AGENT

                                        and


                             THE LENDERS NAMED HEREIN,
                                      LENDERS

                                    $500,000,000

                           DATED AS OF DECEMBER 21, 1998

                        MORGAN STANLEY SENIOR FUNDING, INC.,
                                   Managing Agent

                             THE CHASE MANHATTAN BANK,
                                   Managing Agent

               WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH,
                                      Co-Agent

                       NATIONSBANC MONTGOMERY SECURITIES LLC,
                                   LEAD ARRANGER

                               TABLE OF CONTENTS

                                                                             PAGE
SECTION 1   DEFINITIONS AND TERMS. . . . . . . . . . . . . . . . . . . . . . .1
     1.1    Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2    Number and Gender of Words; Other References . . . . . . . . . . 17
     1.3    Accounting Principles. . . . . . . . . . . . . . . . . . . . . . 17

SECTION 2   BORROWING PROVISIONS . . . . . . . . . . . . . . . . . . . . . . 17
     2.1    Commitments. . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     2.2    LC Subfacility . . . . . . . . . . . . . . . . . . . . . . . . . 18
     2.3    Voluntary Termination of Commitments . . . . . . . . . . . . . . 22
     2.4    Borrowing Procedure. . . . . . . . . . . . . . . . . . . . . . . 22

SECTION 3   TERMS OF PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . 23
     3.1    Loan Accounts and Payments . . . . . . . . . . . . . . . . . . . 23
     3.2    Interest and Principal Payments. . . . . . . . . . . . . . . . . 24
     3.3    Interest Options . . . . . . . . . . . . . . . . . . . . . . . . 24
     3.4    Quotation of Rates . . . . . . . . . . . . . . . . . . . . . . . 25
     3.5    Default Rate . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     3.6    Interest Recapture . . . . . . . . . . . . . . . . . . . . . . . 25
     3.7    Interest Calculations. . . . . . . . . . . . . . . . . . . . . . 25
     3.8    Maximum Rate . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     3.9    Interest Periods . . . . . . . . . . . . . . . . . . . . . . . . 26
     3.10   Conversions. . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     3.11   Order of Application . . . . . . . . . . . . . . . . . . . . . . 27
     3.12   Sharing of Payments, Etc . . . . . . . . . . . . . . . . . . . . 27
     3.13   Offset . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     3.14   Booking Borrowings . . . . . . . . . . . . . . . . . . . . . . . 28
     3.15   Replacement of Lenders under Certain Circumstances . . . . . . . 28

SECTION 4   CHANGE IN CIRCUMSTANCES. . . . . . . . . . . . . . . . . . . . . 28
     4.1    Increased Cost and Reduced Return. . . . . . . . . . . . . . . . 28
     4.2    Limitation on Types of Borrowings. . . . . . . . . . . . . . . . 30
     4.3    Illegality.. . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     4.4    Treatment of Affected Loans. . . . . . . . . . . . . . . . . . . 30
     4.5    Compensation.. . . . . . . . . . . . . . . . . . . . . . . . . . 31
     4.6    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

SECTION 5   FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     5.1    Treatment of Fees. . . . . . . . . . . . . . . . . . . . . . . . 33
     5.2    Fees of Administrative Agent . . . . . . . . . . . . . . . . . . 33
     5.3    LC Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     5.4    LC Issuance and Fronting Fees. . . . . . . . . . . . . . . . . . 33
     5.5    Commitment Fees. . . . . . . . . . . . . . . . . . . . . . . . . 33

SECTION 6.  GUARANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

                                      (i)

     6.1    POI Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     6.2    Subsidiary Guaranty. . . . . . . . . . . . . . . . . . . . . . . 34
     6.3    Other Guaranties . . . . . . . . . . . . . . . . . . . . . . . . 34

SECTION 7   CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . 34
     7.1    Conditions Precedent to Closing. . . . . . . . . . . . . . . . . 34
     7.2    Conditions to all Borrowings.. . . . . . . . . . . . . . . . . . 36

SECTION 8   REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . 37
     8.1    Purpose of Credit Facility . . . . . . . . . . . . . . . . . . . 37
     8.2    Existence, Good Standing, Authority, and Authorizations. . . . . 37
     8.3    Subsidiaries; Capital Stock. . . . . . . . . . . . . . . . . . . 37
     8.4    Authorization and Contravention. . . . . . . . . . . . . . . . . 37
     8.5    Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . 38
     8.6    Financial Statements . . . . . . . . . . . . . . . . . . . . . . 38
     8.7    Litigation, Claims, Investigations . . . . . . . . . . . . . . . 38
     8.8    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     8.9    Environmental Matters. . . . . . . . . . . . . . . . . . . . . . 39
     8.10   Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . 39
     8.11   Properties; Liens. . . . . . . . . . . . . . . . . . . . . . . . 39
     8.12   Government Regulations . . . . . . . . . . . . . . . . . . . . . 39
     8.13   Material Agreements. . . . . . . . . . . . . . . . . . . . . . . 39
     8.14   Labor Matters. . . . . . . . . . . . . . . . . . . . . . . . . . 39
     8.15   Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     8.16   Intellectual Property. . . . . . . . . . . . . . . . . . . . . . 40
     8.17   Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . 40
     8.18   Full Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . 40
     8.19   Year 2000 Compliance . . . . . . . . . . . . . . . . . . . . . . 40
     8.20   Senior Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . 40

SECTION 9   AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . 41
     9.1    Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . 41
     9.2    Books and Records. . . . . . . . . . . . . . . . . . . . . . . . 41
     9.3    Items to be Furnished. . . . . . . . . . . . . . . . . . . . . . 41
     9.4    Inspections. . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     9.5    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     9.6    Maintenance of Existence, Assets, and Business . . . . . . . . . 42
     9.7    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     9.8    Preservation and Protection of Rights. . . . . . . . . . . . . . 43
     9.9    Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . 43
     9.10   Year 2000 Compliance . . . . . . . . . . . . . . . . . . . . . . 43
     9.11   Compliance with Laws.  . . . . . . . . . . . . . . . . . . . . . 43
     9.12   After-Acquired Subsidiaries. . . . . . . . . . . . . . . . . . . 43
     9.13   Other Required Guarantors. . . . . . . . . . . . . . . . . . . . 44

SECTION 10  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . 44
     10.1   Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . 44

                                      (ii)

     10.2   Debt of Foreign Subsidiaries . . . . . . . . . . . . . . . . . . 44
     10.3   Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     10.4   Transactions with Affiliates . . . . . . . . . . . . . . . . . . 46
     10.5   Compliance with Documents  . . . . . . . . . . . . . . . . . . . 46
     10.6   Fiscal Year and Accounting Methods . . . . . . . . . . . . . . . 46
     10.7   New Business . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     10.8   Loans, Advances, and Investments . . . . . . . . . . . . . . . . 47
     10.9   Distributions and Subordinated Debt Payments . . . . . . . . . . 47
     10.10  Restrictions on Companies. . . . . . . . . . . . . . . . . . . . 48
     10.11  Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . 48
     10.12  Mergers and Dissolutions; Sale of Capital Stock. . . . . . . . . 49
     10.13  Financial Covenants. . . . . . . . . . . . . . . . . . . . . . . 49

SECTION 11  DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     11.1   Payment of Obligation. . . . . . . . . . . . . . . . . . . . . . 49
     11.2   Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     11.3   Debtor Relief. . . . . . . . . . . . . . . . . . . . . . . . . . 50
     11.4   Judgments and Attachments. . . . . . . . . . . . . . . . . . . . 50
     11.5   Misrepresentation. . . . . . . . . . . . . . . . . . . . . . . . 50
     11.6   Change of Control. . . . . . . . . . . . . . . . . . . . . . . . 50
     11.7   Default Under Other Debt and Agreements. . . . . . . . . . . . . 50
     11.8   Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . 51
     11.9   Validity and Enforceability of Loan Documents. . . . . . . . . . 51
     11.10  Environmental Liability. . . . . . . . . . . . . . . . . . . . . 52

SECTION 12  RIGHTS AND REMEDIES. . . . . . . . . . . . . . . . . . . . . . . 52
     12.1   Remedies Upon Default. . . . . . . . . . . . . . . . . . . . . . 52
     12.2   Company Waivers. . . . . . . . . . . . . . . . . . . . . . . . . 52
     12.3   Performance by Administrative Agent. . . . . . . . . . . . . . . 52
     12.4   Delegation of Duties and Rights. . . . . . . . . . . . . . . . . 53
     12.5   Not in Control . . . . . . . . . . . . . . . . . . . . . . . . . 53
     12.6   Course of Dealing. . . . . . . . . . . . . . . . . . . . . . . . 53
     12.7   Cumulative Rights. . . . . . . . . . . . . . . . . . . . . . . . 53
     12.8   Application of Proceeds. . . . . . . . . . . . . . . . . . . . . 53
     12.9   Certain Proceedings. . . . . . . . . . . . . . . . . . . . . . . 54
     12.10  Expenditures by Lenders. . . . . . . . . . . . . . . . . . . . . 54
     12.11  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . 54

SECTION 13  AGREEMENT AMONG LENDERS. . . . . . . . . . . . . . . . . . . . . 55
     13.1   Administrative Agent . . . . . . . . . . . . . . . . . . . . . . 55
     13.2   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
     13.3   Proportionate Absorption of Losses . . . . . . . . . . . . . . . 57
     13.4   Delegation of Duties; Reliance . . . . . . . . . . . . . . . . . 57
     13.5   Limitation of Liability. . . . . . . . . . . . . . . . . . . . . 57
     13.6   Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
     13.7   Limitation of Liability. . . . . . . . . . . . . . . . . . . . . 59
     13.8   Relationship of Lenders. . . . . . . . . . . . . . . . . . . . . 59

                                     (iii)

     13.9   Benefits of Agreement. . . . . . . . . . . . . . . . . . . . . . 59
     13.10  Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     13.11  Obligations Several. . . . . . . . . . . . . . . . . . . . . . . 59

SECTION 14  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . 59
     14.1   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     14.2   Nonbusiness Days . . . . . . . . . . . . . . . . . . . . . . . . 59
     14.3   Communications . . . . . . . . . . . . . . . . . . . . . . . . . 60
     14.4   Form and Number of Documents . . . . . . . . . . . . . . . . . . 60
     14.5   Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . 60
     14.6   Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
     14.7   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . 60
     14.8   Invalid Provisions . . . . . . . . . . . . . . . . . . . . . . . 60
     14.9   Entirety . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
     14.10  Jurisdiction; Venue; Service of Process; Jury Trial. . . . . . . 61
     14.11  Amendments, Consents, Conflicts, and Waivers . . . . . . . . . . 62
     14.12  Multiple Counterparts. . . . . . . . . . . . . . . . . . . . . . 63
     14.13  Successors and Assigns; Assignments and Participations . . . . . 63
     14.14  Discharge Only Upon Payment in Full; Reinstatement in Certain
            Circumstances. . . . . . . . . . . . . . . . . . . . . . . . . . 65
     14.15  Designated Senior Indebtedness . . . . . . . . . . . . . . . . . 65


                                     (iv)

                               SCHEDULES AND EXHIBITS

Schedule 2.1        -    Lenders and Commitments; Addresses for Notice
Schedule 8.2        -    Companies
Schedule 8.3        -    Subsidiaries and Stock
Schedule 10.3       -    Existing Capital Leases
Schedule 10.4       -    Affiliate Transactions
Schedule 10.8       -    Existing Investments

Exhibit A-1         -    Form of Compliance Certificate
Exhibit A-2         -    Form of Permitted Acquisition Compliance Certificate
Exhibit B           -    Form of Note
Exhibit C-1         -    Form of Notice of Borrowing
Exhibit C-2         -    Form of Notice of Conversion
Exhibit C-3         -    Form of Notice of LC
Exhibit D-1         -    Form of POI Guaranty
Exhibit D-2         -    Form of Subsidiary Guaranty
Exhibit E           -    Form of Opinion of Counsel of Borrower
Exhibit F           -    Form of Assignment and Acceptance Agreement

                                     (viii)

                             REVOLVING CREDIT AGREEMENT

     THIS REVOLVING CREDIT AGREEMENT is entered into as of December 21, 1998, among PROTECTION ONE ALARM MONITORING, INC., a Delaware corporation ("BORROWER"), Lenders (hereinafter defined), NATIONSBANK, N.A., a national banking association, as Administrative Agent (hereinafter defined), FIRST UNION NATIONAL BANK, a national banking association, as Syndication Agent (hereinafter defined), and TORONTO DOMINION (TEXAS), INC., as Documentation Agent (hereinafter defined).

                                   R E C I T A L S

     A. Borrower has requested that Lenders extend credit to Borrower in the form of this Agreement, providing for a revolving credit and letter of credit facility in the aggregate principal amount of $500,000,000.

     B. Upon and subject to the terms and subject to the conditions of this Agreement, Lenders are willing to extend such credit to Borrower.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Administrative Agent, and Lenders agree, as follows:

SECTION 1   DEFINITIONS AND TERMS.

      1.1   DEFINITIONS.  As used herein:

      ACQUISITION means any transaction or series of related transactions for the purpose of, or resulting in, directly or indirectly, (a) the acquisition by any Company of all or substantially all of the assets of a Person or of any line of business or division of a Person, (b) the acquisition by any Company of more than fifty percent (50%) of any class of Stock (or similar ownership interests) of any Person (PROVIDED THAT formation or organization of any entity shall not constitute an "ACQUISITION" to the extent that the amount of the loan, advance, investment, or capital contribution in such entity constitutes a permitted investment under SECTION 10.8); or (c) a merger, consolidation, amalgamation, or other combination by any Company with another Person if a Company is the surviving entity; PROVIDED THAT in any merger involving Borrower, Borrower must be the surviving entity.

      ADJUSTED EURODOLLAR RATE means, for any Eurodollar Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Borrowing for such Interest Period by (b) one (1) MINUS the Reserve Requirement for such Eurodollar Borrowing for such Interest Period.

      ADMINISTRATIVE AGENT means NationsBank, N.A., and its permitted successors or assigns as "ADMINISTRATIVE AGENT" for Lenders under this Agreement.

      AFFILIATE as to any Person means any other Person who directly or indirectly controls, or is controlled by, or is under common control with, such Person, and, for purposes of this definition only, "CONTROL," "CONTROLLED BY," and "UNDER COMMON CONTROL WITH" mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract, or otherwise).

      AGENTS means, collectively, Administrative Agent, Syndication Agent, Documentation Agent, and Lead Arranger, and AGENT means any one of the Agents.

      AGREEMENT means this Revolving Credit Agreement (as the same may hereafter be amended, modified, supplemented, or restated from time to time).

      APPLICABLE LENDING OFFICE means, for each Lender and for each Type of Borrowing, the "LENDING OFFICE" of such Lender (or an Affiliate of such Lender) designated on SCHEDULE 2.1 attached hereto or such other office that such Lender (or an Affiliate of such Lender) may from time to time specify to Administrative Agent and Borrower by written notice in accordance with the terms hereof.

      APPLICABLE MARGIN means, as of any date of determination, the interest margin over Base Rate or the Eurodollar Rate, as the case may be, that corresponds to the Moody's Rating AND the S & P Rating set forth below on such date of determination:

----------------------------------------------------------------------------------
                                            APPLICABLE    APPLICABLE    APPLICABLE
 LEVEL       MOODY'S      S & P RATING        MARGIN      MARGIN FOR    MARGIN FOR
             RATING                        FOR BASE RATE  EURODOLLAR    COMMITMENT
                                            BORROWINGS    BORROWINGS       FEES
----------------------------------------------------------------------------------
   1      Baa2 or        BBB or better          0%           1.00%        0.20%
          better
----------------------------------------------------------------------------------
   2      Baa3           BBB-                   0%           1.25%        0.25%
----------------------------------------------------------------------------------
   3      Ba1            BB+                   0.25%         1.50%        0.275%
----------------------------------------------------------------------------------
   4      Ba2            BB                    0.50%         1.75%        0.30%
----------------------------------------------------------------------------------
   5      Ba3 or lower   BB- or lower          0.65%         2.00%        0.375%
          or             or
          Not Rated      Not Rated
----------------------------------------------------------------------------------

For purposes of the foregoing: (a) if the Moody's Rating and the S & P Rating shall fall within different LEVELS (but not more than one (1) LEVEL apart), then the Applicable Margin shall be determined by reference to the numerically lower LEVEL (E.G., if the S & P Rating is in LEVEL 1 and the Moody's Rating is in LEVEL 2, then the Applicable Margin shall be determined by reference to LEVEL 1); (b) if the Moody's Rating and the S & P Rating shall fall within different LEVELS (and by more than one (1) LEVEL), then the Applicable Margin shall be determined by reference to the LEVEL that is one
(1) LEVEL higher than the numerically lower LEVEL (E.G., if the S & P Rating is in LEVEL 1 and the Moody's Rating is in LEVEL 4, then the Applicable Margin shall be determined by reference to LEVEL 2); and (c) if either Moody's or S & P no longer publishes ratings and Borrower and Administrative Agent cannot agree on another ratings agency to replace Moody's or S & P, as the case may be, then the Moody's Rating or the S & P Rating, as the case may be, shall be deemed to be "NOT RATED." Each change in the Applicable Margin shall be effective commencing on the fifth (5th) Business Day following the earlier to occur of (i) Administrative Agent's receipt of notice from Borrower, as required in SECTION 9.3(f), of a change in the Moody's Rating or the S & P Rating, and
(ii) Administrative Agent's actual knowledge of a change in the Moody's Rating or the S & P Rating.

      AUTHORIZATIONS means all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, any Governmental Authority.

      BASE RATE means, for any day, the rate per annum equal to THE GREATER OF (a) the Federal Funds Rate for such day plus one-half of one percent (.5%), and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, as applicable.

      BASE RATE BORROWING means a Borrowing bearing interest at the SUM of the Base Rate PLUS the Applicable Margin for Base Rate Borrowings.

      BORROWER is defined in the preamble to this Agreement.

      BORROWING means any amount disbursed (a) by one or more Lenders to Borrower under the Loan Documents, whether such amount constitutes an original disbursement of funds, the Continuation of an amount outstanding, or payment of a draft under an LC, or (b) by any Lender in accordance with, and to satisfy the obligations of any Obligor under, any Loan Document.

      BORROWING DATE is defined in SECTION 2.4(a).

      BUDGET means the annual financial budget for the Companies delivered to Administrative Agent pursuant to SECTION 9.3(c), together with any adjustments, if any, to any such budget listed on a schedule to a Permitted Acquisition Compliance Certificate provided to Administrative Agent in connection with a Material Acquisition.

      BUSINESS DAY means (a) for all purposes, any day OTHER THAN Saturday, Sunday, and any other day on which commercial banking institutions are required or authorized by Law to be closed in Dallas, Texas, New York, New York, or Los Angeles, California, and (b) in addition to the foregoing, in respect of any Eurodollar Borrowing, a day on which dealings in United States dollars are conducted in the London interbank market and commercial banks are open for international business in London.

      CAPITAL LEASE means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.

      CLOSING DATE means the date upon which this Agreement has been executed by Borrower and the Credit Parties and all conditions precedent specified in
SECTION 7.1 have been satisfied or waived.

      CODE means the INTERNAL REVENUE CODE OF 1986, as amended.

      COMMITMENT USAGE means, at the time of any determination thereof, THE SUM OF (without duplication) (a) the Total Principal Debt, PLUS (b) the LC Exposure.

      COMMITTED SUM means, for any Lender at any date of determination, the amount stated beside each Lender's name on the most-recently amended SCHEDULE
2.1 (which amount is subject to increase, reduction, or cancellation in accordance with this Agreement).

      COMPANIES means, as of any date, POI and each of its Subsidiaries, and COMPANY means any one of the Companies.

      COMPLIANCE CERTIFICATE means a certificate signed by a Responsible Officer, substantially in the form of EXHIBIT A-1.

      CONSEQUENTIAL LOSS means any loss or expense which any Lender reasonably incurs in respect of a Eurodollar Borrowing as a consequence of any event described in SECTION 4.5.

      CONSOLIDATED DEBT means, as of any date of determination, all Debt of the Companies, on a consolidated basis, of the types described in CLAUSES
(a)(i) and (a)(ii) of the definition of Debt.

      CONSOLIDATED EBITDA means, for any period of determination, the EBITDA of the Companies, on a consolidated basis.

      CONSOLIDATED INTEREST EXPENSE means, for any period of determination, the Interest Expense of the Companies, on a consolidated basis.

      CONSTITUENT DOCUMENTS means, with respect to any Person, its articles or certificate of incorporation, bylaws, partnership agreements, limited liability company agreements, trust agreement, or such other document as may govern such Person's formation or organization.

      CONTINUE, CONTINUATION, and CONTINUED refers to the continuation pursuant to SECTION 3.10 hereof of a Eurodollar Borrowing from one Interest Period to the next Interest Period.

      CONVERT, CONVERSION, and CONVERTED refers to a conversion pursuant to
SECTION 3.10 of one Type of Borrowing into another Type of Borrowing.

      CONVERTIBLE NOTE INDENTURE means that certain Indenture dated as of August 29, 1996, as supplemented by that certain Supplemental Indenture No. 1 for the 6-3/4 Convertible Senior Subordinated Notes due 2003 dated as of September 20, 1996, by and among State Street Bank and Trust Company, as Trustee, Borrower, and POI, as the same may be amended, supplemented, or otherwise modified from time to time.

      CONVERTIBLE NOTES means the notes issued pursuant to the Convertible
Note Indenture.

      CREDIT PARTIES means Agents and Lenders, and "CREDIT PARTY" means any one of the Credit Parties.

      CURRENT FINANCIALS means, at the time of any determination thereof, the more recently delivered to Lenders of either (a) the Financial Statements for the fiscal year ended December 31, 1997, and the nine-month period ended September 30, 1998, calculated on a consolidated basis for the Companies, or
(b) the Financial Statements required to be delivered under SECTIONS 9.3(a) or 9.3(b), as the case may be.

      DEALER ACQUISITIONS means the acquisition of the assets or contracts (but not Stock) of a Person who is engaged in the business of originating security, monitoring, and emergency response contracts.

      DEBT means (without duplication), for any Person, the sum of the following: (a) all liabilities, obligations, and indebtedness of such Person which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities in respect of (i) money borrowed, including, without limitation, the Principal Debt, (ii) obligations of such Person under Capital Leases, and (iii) obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations, and obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (b) all obligations of the type referred to in CLAUSES (a)(i) through (a)(iii) preceding of other Persons for the payment of which such Person is responsible or liable as obligor, guarantor, or otherwise; (c) all obligations of the type referred to in CLAUSES (a)(i) through CLAUSE (a)(iii) and CLAUSE (b) preceding of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair value of such property or assets or the amount of the obligation so secured as determined in good faith by such Person; (d) the face amount of all letters of credit and banker's acceptances issued for the account of such Person, and without duplication, all drafts drawn and unpaid thereunder; and (e) net liabilities under Financial Hedges.

      DEBTOR RELIEF LAWS means the BANKRUPTCY CODE OF THE UNITED STATES OF AMERICA and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.

      DEFAULT is defined in SECTION 11.

      DEFAULTING LENDER means, as of any date, any Lender that has (a) failed to make a Borrowing required to be made by it hereunder, or (b) given notice to Administrative Agent or Borrower that it will not make, or that it has disaffirmed or repudiated any obligation to make, any Advances hereunder (unless such notice is given by all Lenders).

      DEFAULT RATE means a per annum rate of interest equal from day to day to THE LESSER OF (a) the sum of the Base Rate PLUS the Applicable Margin for Base Rate Borrowings PLUS two percent (2%), and (b) the Maximum Rate.

      DISTRIBUTION for any Person means, with respect to any Stock issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such Stock, (b) the declaration or payment of any dividend on or with respect to any such Stock, and (c) any other payment by such Person with respect to such Stock.

      DOCUMENTATION AGENT means, collectively, Toronto Dominion (Texas), Inc. and its respective permitted successors or assigns as "DOCUMENTATION AGENT" under this Agreement.

      DOLLARS and the symbol $ means lawful money of the United States of America.

      DOMESTIC SUBSIDIARY means any Subsidiary of POI other than a Foreign Subsidiary.

      EBITDA means, with respect to any Person for any fiscal period, an amount equal to (a) consolidated net income of such Person for such period, MINUS (b) THE SUM OF (i) income tax credits, (ii) interest income, (iii) gains from extraordinary items for such period, and (iv) any aggregate net gain during such period arising from the sale, exchange, or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, and all inventory sold in conjunction with the disposition of fixed assets, but excluding asset sales in the ordinary course of business permitted pursuant to SECTION 10.11), in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, MINUS (c) any cash payments made in respect of any item of extraordinary loss accrued during a prior period and added back to EBITDA in such prior period pursuant to CLAUSE (d)(v) below, PLUS (d) THE SUM OF (i) any provision for income taxes, (ii) Interest Expense, (iii) the amount of depreciation and amortization for such period, (iv) the amount of any deduction to consolidated net income as the result of any Stock option expense, (v) the amount of any item of extraordinary loss not paid in cash in such period, and
(vi) the absolute value of any aggregate net loss during such period arising from the sale, exchange, or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, and all inventory sold in conjunction with the disposition of fixed assets, but excluding asset sales in the ordinary course of business permitted pursuant to SECTION 10.11), in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. In the case of any Permitted Acquisition during any period of calculation, EBITDA shall, for the purposes of the foregoing calculations, be adjusted to give effect to such Permitted Acquisition, as if such Permitted Acquisition occurred on the first (1st) day of such period, by increasing, if positive, or decreasing, if negative, EBITDA by the EBITDA of such newly-acquired business during such period of calculation occurring prior to the date of such Permitted Acquisition.

      ELIGIBLE ASSIGNEE means: (a) a Lender; (b) an Affiliate of a Lender (so long as such assignment is not made in conjunction with the sale of such Affiliate); and (c) any other Person approved by Administrative Agent (which approval will not be unreasonably withheld or delayed by Administrative Agent) and, unless a Payment Default has occurred and is continuing at the time any assignment is effected in accordance with SECTION 14.13, Borrower, such approval not to be unreasonably withheld or delayed by Borrower and such approval to be deemed given by Borrower if no objection is received by the assigning Lender and Administrative Agent from Borrower within five (5) Business Days after notice of such proposed assignment has been provided by the assigning Lender to Borrower; PROVIDED, HOWEVER, that neither Borrower nor any Affiliate of Borrower shall qualify as an Eligible Assignee.

      EMPLOYEE PLAN means an employee pension benefit plan covered by TITLE IV of ERISA and established or maintained by Borrower or any ERISA Affiliate, but not including any Multiemployer Plan.

      ENVIRONMENTAL LAW means any applicable Law that relates to (a) the condition or protection of the environment (including air, groundwater, surface water, soil, other environmental media, or natural resources) and remediation to the environment, (b) the regulation of any Hazardous Substances, or (c) the Release or threatened Release of Hazardous Substances, including, without limitation, the COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT (42 U.S.C. SECTION 9601 ET SEQ.) ("CERCLA"), the CLEAN AIR ACT (42 U.S.C. SECTION 7401 ET SEQ.), the FEDERAL WATER POLLUTION CONTROL ACT, as amended by the CLEAN WATER ACT (33 U.S.C. SECTION 1251 ET SEQ.), the FEDERAL INSECTICIDE, FUNGICIDE, AND RODENTICIDE ACT (7 U.S.C. SECTION 136 ET SEQ.), the EMERGENCY PLANNING AND COMMUNITY RIGHT TO KNOW ACT OF 1986 (42 U.S.C. SECTION 11001 ET SEQ.), the HAZARDOUS MATERIALS TRANSPORTATION ACT (49 U.S.C. SECTION 1801 ET SEQ.), the NATIONAL ENVIRONMENTAL POLICY ACT OF 1969 (42 U.S.C. SECTION 4321 ET SEQ.), the OIL POLLUTION ACT (33 U.S.C. SECTION 2701 ET SEQ.), the RESOURCE CONSERVATION AND RECOVERY ACT (42 U.S.C. SECTION 6901 ET SEQ.), the RIVERS AND HARBORS ACT (33 U.S.C. SECTION 401 ET

SEQ.), the SAFE DRINKING WATER ACT (42 U.S.C. SECTION 201 and SECTION 300f ET SEQ.), the SOLID WASTE DISPOSAL ACT, as amended by the RESOURCE CONSERVATION AND RECOVERY ACT OF 1976 and the HAZARDOUS AND SOLID WASTE AMENDMENTS OF 1984 (42 U.S.C. SECTION 6901 ET SEQ.), the TOXIC SUBSTANCES CONTROL ACT (15 U.S.C.
SECTION 2601 ET SEQ.), and analogous state and local Laws, as any of the foregoing may have been and may be amended or supplemented from time to time, and any analogous future enacted or adopted Law.

      ERISA means the EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, as amended.

      ERISA AFFILIATE means any company or trade or business (whether or not incorporated) which, for purposes of TITLE IV of ERISA, is a member of Borrower's controlled group or which is under common control with Borrower within the meaning of SECTION 414(b), (c), (m), or (o) of the Code.

      EURODOLLAR RATE means, for any Eurodollar Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets (Telerate) Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first (1st) day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, then the term "EURODOLLAR RATE" shall mean, for any Eurodollar Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first (1st) day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one (1) rate is specified on Reuters Screen LIBO Page, then the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

      EURODOLLAR BORROWING means a Borrowing bearing interest at the SUM of the Adjusted Eurodollar Rate PLUS the Applicable Margin for Eurodollar Borrowings.

      EXCLUDED TAXES is defined in SECTION 4.6(a).

      EXHIBIT means an exhibit to this Agreement unless otherwise specified.

      FACILITY means the credit facility as described in and subject to the limitations set forth in SECTION 2.1 hereof.

      FEDERAL FUNDS RATE means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined (which determination shall be conclusive and binding, absent manifest error) by Administrative Agent to be equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED THAT (a) if such day is not a Business Day, then the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, then the Federal Funds Rate for such day shall be the average rate quoted to Administrative Agent (in its individual capacity) at approximately 10:00 a.m. (Dallas, Texas time) on such day received by Administrative Agent from three
(3) Federal funds brokers of recognized national standing selected by Administrative Agent in its sole discretion.

      FINANCIAL HEDGE means a swap, collar, floor, cap, or other contract which is intended to reduce or eliminate the risk of fluctuations in interest rates.

      FINANCIAL STATEMENTS means balance sheets, statements of operations, statements of shareholders' investments, and statements of cash flows prepared in accordance with GAAP, which statements of operations and statements of cash flows shall be in comparative form to the corresponding period of the preceding fiscal year, and which balance sheets and statements of shareholders' investments shall be in comparative form to the prior fiscal year-end figures.

      FOREIGN SUBSIDIARY means any Subsidiary of POI which is not organized under the Laws of any State of the United States of America or the District of Columbia.

      GAAP means generally accepted accounting principles in the United States of America as set forth in the opinions and pronouncements of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable from time to time.

      GOVERNMENTAL AUTHORITY means any applicable (a) local, state, municipal, or federal judicial, executive, or legislative instrumentality,
(b) private arbitration board or panel presiding over binding arbitration, or
(c) central bank.

      GUARANTORS means POI, the Subsidiary Guarantors, and any other Person that is required to execute a guaranty pursuant to SECTION 6.3, and GUARANTOR means any one of the Guarantors.

      GUARANTIES means the POI Guaranty, the Subsidiary Guaranty, and any other guaranty executed pursuant to SECTION 6.3, and GUARANTY means any one of the Guaranties.

      HAZARDOUS SUBSTANCE means (a) any substance that is designated, defined, or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance by any applicable Governmental Authority, including without limitation, any hazardous substance within the meaning of SECTION 101 of CERCLA, or (b) any other substances regulated by a Governmental Authority having jurisdiction over any Company with respect to environmental matters because of their effect or potential effect on public health and/or the environment, including, without limitation, (i) petroleum, oil, gasoline, natural gas or liquids, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other petroleum hydrocarbons, (ii) regulated asbestos and asbestos-containing materials in any form, (iii) polychlorinated biphenyls,
(iv) urea formaldehyde foam, (v) lead paint, and (vi) radioactive material.

      IMMATERIAL ACQUISITION means any single Acquisition involving an aggregate consideration (including, without limitation, cash paid, Stock issued, or Debt issued or assumed) in an amount that does not exceed $10,000,000.

      INDEMNIFIED PARTIES is defined in SECTION 12.11.

      INTEREST COVERAGE RATIO means, as of any date of determination thereof, THE RATIO OF (a) THE PRODUCT OF (i) Consolidated EBITDA for the most-recent fiscal quarter ending on or prior to the date of determination, and (ii) four
(4), to (b) Consolidated Interest Expense for the most-recent four (4) fiscal quarters ending on or prior to the date of determination.

       INTEREST EXPENSE means, for any period of calculation thereof, for any Person (a) interest expense determined in accordance with GAAP (excluding the fees and other amounts payable on or before the Closing Date pursuant to
SECTION 5.2 and the fees and expenses incurred in connection with the Senior Subordinated Note Indenture), MINUS (b) cash interest income received by such Person during such period.

      INTEREST PERIOD is defined in SECTION 3.9.

      LAWS means all applicable statutes, laws, treaties, ordinances, tariff requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, or binding interpretations of any Governmental Authority.

      LC means the letter(s) of credit issued hereunder in the form agreed upon among Borrower, Administrative Agent, and the beneficiary thereof at the time of issuance thereof and participated in by Lenders pursuant to the terms and conditions of SECTION 2.2 hereof.

      LC AGREEMENT means a letter of credit application and agreement (in form and substance reasonably satisfactory to Administrative Agent) submitted by Borrower to Administrative Agent for an LC for Borrower's own account (and for the benefit of Borrower or any other Company).

      LC EXPOSURE means, at any time and without duplication, THE SUM OF (a) the aggregate undrawn portion of all uncancelled and unexpired LCs, PLUS (b) the aggregate unpaid reimbursement obligations of Borrower in respect of drawings of drafts under any LC; PROVIDED THAT LC Exposure shall exclude the aggregate undrawn portion of any uncanceled or unexpired LCs that have been cash collateralized or for which back-up letters of credit have been provided pursuant to SECTION 2.2(h).

      LC SUBFACILITY means a subfacility for the issuance of LCs (the LC Exposure in connection with which may never exceed $25,000,000), as described in and subject to the limitations of SECTION 2.2.

      LEAD ARRANGER means NationsBanc Montgomery Securities LLC, and its successors and assigns.

      LENDERS means, on any date of determination, the financial institutions named on SCHEDULE 2.1 (as the same may be amended from time to time by Administrative Agent to reflect the assignments made in accordance with
SECTION 14.13(b) of this Agreement and delivered to Borrower and the Credit Parties), and subject to the terms and conditions of this Agreement, their respective successors and assigns.

      LEVERAGE RATIO means, as of any date of determination thereof, THE RATIO OF (a) Consolidated Debt outstanding on such date, to (b) THE PRODUCT OF (i) Consolidated EBITDA for the most-recent fiscal quarter ending on or prior to the date of determination, and (ii) four (4).

      LIEN means, with respect to any property or assets, any lien, mortgage, collateral assignment, hypothecation, security interest, pledge, assignment, charge, conditional sale or title retention agreement, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in respect of such property or assets.

      LIFELINE means Lifeline Systems, Inc., a Massachusetts corporation.

      LIFELINE ACQUISITION means the Acquisition of all of the issued and outstanding Stock of Lifeline pursuant to that certain Agreement and Plan of Contribution and Merger dated as of October 18, 1998, as amended on October 28, 1998, among POI, Protection One Acquisition Holding Corporation, P-1 Merger Sub, Inc. (Mass.), P-1 Merger Sub, Inc. (Del.), and Lifeline.

      LITIGATION means any action by or before any Governmental Authority.

      LOAN DOCUMENTS means (a) this Agreement, any Notes, the Guaranties, the LCs, and the LC Agreements, (b) all agreements, documents, or instruments in favor of any Credit Party ever delivered pursuant to this Agreement or otherwise delivered in connection with all or any part of the Obligation, (c) any Financial Hedge between any Obligor and any Credit Party or any Affiliate of any Credit Party, and (d) any and all future renewals, extensions, restatements, reaffirmations, or amendments of, or supplements to, all or any part of the foregoing.

      MATERIAL ACQUISITION means any single Acquisition or series of related Acquisitions involving an aggregate consideration (including, without limitation, cash paid, Stock issued, or Debt issued or assumed) in an amount in excess of $125,000,000.

      MATERIAL ADVERSE EVENT means any set of one or more circumstances or events which, individually or collectively, could reasonably be expected to result in any (a) material impairment of the ability of any Obligor to perform any of its payment or other material obligations under the Loan Documents or the ability of any Credit Party to enforce any such obligations or any of their respective Rights under the Loan Documents, (b) material and adverse effect on the business, properties, condition (financial or otherwise), or results of operations of the Companies, taken as a whole, or
(c) Default.

      MATERIAL COMPANIES means POI and its Material Subsidiaries, and MATERIAL COMPANY means any one of the Material Companies.

      MATERIAL STATE means any State of the United States of America or the District of Columbia in which any Obligor is conducting business and where the failure to qualify to do business as a foreign corporation or other entity would be a Material Adverse Event.

      MATERIAL SUBSIDIARY of POI means, at any time, any of:

      (a)   Borrower;

      (b) any Domestic Subsidiary of POI that has (or, in respect of a newly formed or acquired Subsidiary, would have on a pro forma basis) contributed at least fifteen percent (15%) of either (i) the gross revenues of the Companies for the immediately preceding fiscal year of the Companies, or (ii) the consolidated net income of the Companies for the immediately preceding fiscal year of the Companies, or (iii) the consolidated total assets of the Companies as of the last day of the immediately preceding fiscal year of the Companies (any Domestic Subsidiaries that do not meet the requirements of this CLAUSE (b) being "INDIVIDUAL IMMATERIAL SUBSIDIARIES");

      (c) such additional Domestic Subsidiaries that are Individual Immaterial Subsidiaries selected by Borrower and approved by Administrative Agent so that all other Individual Immaterial Subsidiaries shall collectively contribute fifteen percent (15%) or less of each of (i) the gross revenues of the Companies for the immediately preceding fiscal year of the Companies, or (ii) the consolidated net income of the Companies for the immediately preceding fiscal year of the Companies, or (iii) the consolidated total assets of the Companies as of the last day of the immediately preceding fiscal year of the Companies.

      MAXIMUM AMOUNT and MAXIMUM RATE respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

      MOODY'S means Moody's Investors Service, Inc.

      MOODY'S RATING means the most recently-announced rating from time to time of Moody's assigned to any class of long-term senior, unsecured debt securities issued by Borrower, as to which no letter of credit or guaranty or third-party credit support (other than from the Companies) is in place, regardless of whether all or any part of such Indebtedness has been issued at the time such rating was issued.

      MULTIEMPLOYER PLAN means a multiemployer plan as defined in SECTIONS 3(37) or 4001(a)(3) of ERISA or SECTION 414(f) of the Code to which any Company or any ERISA Affiliate has any obligation or liability (contingent or otherwise).

      NATIONSBANK means NationsBank, N.A., a national banking association, and its successors and assigns.

      NOTES means any promissory notes executed pursuant to SECTION 3.1(a)(ii), and NOTE means any one of the Notes.

      NOTICE OF BORROWING means a notice substantially in the form of EXHIBIT
C-1.

      NOTICE OF CONVERSION means a notice substantially in the form of EXHIBIT C-2.

      NOTICE OF LC means a notice substantially in the form of EXHIBIT C-3.

      OBLIGATION means all present and future indebtedness, liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to any Credit Party or any Affiliate of any Credit
Party by any Obligor arising from, by virtue of, or pursuant to any Loan Document, together with all interest accruing thereon, fees, costs, and expenses (including, without limitation, all reasonable attorneys' fees and expenses incurred in the enforcement or collection thereof as provided in
SECTION 12.10 or in any other Loan Document) payable under the Loan Documents.

      OBLIGORS means Borrower and Guarantors, and OBLIGOR means any one of the Obligors.

      OTHER REQUIRED GUARANTOR is defined in SECTION 6.3.

      OTHER TAXES is defined in SECTION 4.6(b).

      PARTICIPANT is defined in SECTION 14.13(e).

      PAYMENT DEFAULT means any Default described in SECTION 11.1.

      PBGC means the Pension Benefit Guaranty Corporation, or any successor thereof, established pursuant to ERISA.

      PERMITTED ACQUISITIONS means:

      (a)   any Dealer Acquisition;

      (b)   the Lifeline Acquisition;

      (c) any Immaterial Acquisition, PROVIDED THAT the aggregate consideration with respect to such Immaterial Acquisition, when combined with the aggregate consideration of all other Immaterial Acquisitions during the twelve (12) month period prior to such Immaterial Acquisition, does not exceed $10,000,000;

      (d) any Acquisition by any Company with respect to which each of the following requirements shall have been satisfied:

            (i) as of the closing of any Acquisition, the Acquisition has been approved and recommended by the board of directors (or other equivalent governing body, if any) of the Person to be acquired or from which such assets or business are to be acquired;

            (ii) as of the closing of any Acquisition, after giving effect to such Acquisition, the acquiring party must be Solvent and the Companies, on a consolidated basis, must be Solvent;

            (iii) as of the closing of any Acquisition, no Potential Default or Default shall exist or occur as a result of, and after giving effect to, such Acquisition;

            (iv) as of the closing of any Acquisition, if such Acquisition is structured as a merger, Borrower, (or if such merger is with any Subsidiary of Borrower, then such Subsidiary) must be the surviving entity after giving effect to such merger;

            (v) the making and performance of the related acquisition agreements with respect to such Acquisition, and all other agreements, documents, and actions required thereunder, will not violate any provision of any Law, except where such violation could not be a Material Adverse Event, and will not violate any provisions of the Constituent Documents of any Company, or constitute a default under any agreement by which any Company or its respective property may be bound, except where such default could not be a Material Adverse Event; and

            (vi) if such Acquisition is a Material Acquisition, contemporaneously with the closing of such Material Acquisition, Borrower shall have delivered to Administrative Agent (A) a Permitted Acquisition Compliance Certificate, demonstrating pro forma compliance with the terms and conditions of the Loan Documents, after giving effect to the Acquisition, and (B) any proposed adjustments to the Budget most-recently delivered pursuant to the terms of this Agreement as a result of such Acquisition; or

      (e) any other Acquisition for which the prior written consent of Required Lenders has been obtained (and Lenders agree to respond to a request for consent to any such Acquisition within ten (10)

Business Days following Borrower's request for such consent; PROVIDED THAT the failure to provide a response to such request for consent shall be deemed to be a refusal to grant such consent).

      PERMITTED ACQUISITION COMPLIANCE CERTIFICATE means a certificate signed by a Responsible Officer of Borrower, substantially in the form of EXHIBIT A-2.

      PERMITTED LIENS means Liens permitted under SECTION 10.3 as described in such SECTION.

      PERSON means any individual, entity, or Governmental Authority.

      POI means (a) prior to the Lifeline Acquisition, Protection One, Inc., a Delaware corporation, and (b) on and after the Lifeline Acquisition, Protection One Acquisition Holding Corp., a Delaware corporation (whose name shall be changed to Protection One, Inc. following the Lifeline Acquisition).

      POI GUARANTY means (a) an Unconditional Guaranty of Payment in substantially the form of EXHIBIT D-1, executed and delivered by POI, and (b) any amendments, modifications, supplements, restatements, ratifications, or reaffirmations thereof made from time to time in accordance with the Loan Documents.

      POTENTIAL DEFAULT means the occurrence of any event or existence of any circumstance which, with the giving of notice or lapse of time or both, would become a Default.

      PRIME RATE means, as of any date, the per annum rate of interest established by NationsBank on such date as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

      PRINCIPAL DEBT means, for a Lender and at any time, the unpaid principal balance of all outstanding Borrowings from such Lender hereunder as of such date.

      PRO RATA or PRO RATA PART, for each Lender, means (a) for purposes of any commitment to fund (or to purchase participations pursuant to SECTION 2.2) in respect of the Facility or the L/C Subfacility, respectively, the percentage stated opposite such Lender's name as set forth on SCHEDULE 2.1 or on the most recently amended SCHEDULE 2.1, if any, prepared by Administrative Agent pursuant to SECTION 14.13, (b) for purposes of sharing any amount or fee payable to any Lender in respect of the Facility or the L/C Subfacility, respectively, the proportion (whether held directly or through a participation therein pursuant to SECTION 2.2 and determined after giving effect thereto) which the portion of the Principal Debt or the LC Exposure, as applicable, owed to such Lender bears to the Principal Debt or LC Exposure, as applicable, owed to all Lenders at the time in question, and (c) for all other purposes, the proportion which the portion of the Principal Debt owed to such Lender bears to the Principal Debt owed to all Lenders at the time in question, or if no Principal Debt is outstanding, then the proportion that the aggregate of such Lender's Committed Sum bears to the Total Commitment then in effect.

      REGISTER is defined in SECTION 14.13(c).

      REGULATION D means Regulation D of the Board of Governors of the Federal Reserve System, as amended.

      REGULATION U means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

      RELEASE means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including air, groundwater, surface water, soil, other environmental media, or natural resources).

      REPORTABLE EVENT shall have the meaning specified in SECTION 4043 of ERISA or the regulations issued thereunder in connection with an Employee Plan, excluding events for which the thirty (30) day notice requirement is waived under applicable PBGC regulations other than those events described in SECTIONS 2615.11, 2615.15 and 2615.19 of such regulations, including each such provision as it may subsequently be renumbered.

      REPRESENTATIVES means representatives, officers, directors, employees, attorneys, and agents.

      REQUIRED LENDERS means (a) on any date of determination prior to termination of the Total Commitment, those Lenders (other than Defaulting Lenders) holding more than fifty percent (50%) of the Total Commitment (excluding the Committed Sums of any Defaulting Lenders), or (b) on any date of determination occurring after the Total Commitment has terminated, those Lenders holding more than fifty percent (50%) of the outstanding Total Principal Debt (excluding the Principal Debt of any Defaulting Lenders).

      RESERVE REQUIREMENT means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against, in the case of Eurodollar Borrowings, "EUROCURRENCY LIABILITIES" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Borrowings. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

      RESPONSIBLE OFFICER of Borrower means its chairman, president, chief executive officer, chief financial officer (or officer having comparable duties), treasurer, or secretary, or any vice president, assistant treasurer, or assistant secretary, or, for all purposes under the Loan Documents, any other officer designated from time to time by the Board of Directors of Borrower, which designated officer is reasonably acceptable to Administrative Agent.

      RIGHTS means rights, remedies, powers, privileges, and benefits.

      SCHEDULE means, unless specified otherwise, a schedule attached to this Agreement, as the same may be supplemented and modified from time to time in accordance with the terms of the Loan Documents.

      SENIOR NOTE INDENTURE means that certain Indenture for the 7-3/8 Senior Notes due 2005 dated as of August 16, 1998, by and among the Bank of New York, as Trustee, Borrower and POI, as the same may be amended, supplemented, or otherwise modified from time to time.

      SENIOR NOTES means the notes issued pursuant to the Senior Note Indenture.

      SENIOR SUBORDINATED NOTE INDENTURE means that certain Indenture for the 8-1/8% Senior Subordinated Notes due 2009 dated as of December 21, 1998, by and among Bank of New York, as Trustee, Borrower, as issuer, and the Guarantors named therein, as the same may be amended, supplemented, or otherwise modified from time to time.

      SOLVENT means, as to a Person, that (a) the aggregate fair market value of such Person's assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) such Person has sufficient cash flow to enable it to pay its Debts as they mature, and (c) such Person does not have unreasonably small capital to conduct such Person's businesses.

      S & P means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., a New York corporation.

      S & P RATING means the most recently-announced rating from time to time of S & P assigned to any class of long-term senior, unsecured debt securities issued by Borrower, as to which no letter of credit or guaranty or third-party credit support (other than from the Companies) is in place, regardless of whether all or any part of such Indebtedness has been issued at the time such rating was issued.

      STOCK means all shares, options, warrants, general or limited partnership interests, membership interests, or other ownership interests (regardless of how designated) of or in a corporation, partnership, limited liability company, trust, or other entity, whether voting or nonvoting, including common stock, preferred stock, or any other "EQUITY SECURITY" (as such term is defined in RULE 3a11-1 of the GENERAL RULES AND REGULATIONS promulgated by the Securities and Exchange Commission under the SECURITIES EXCHANGE ACT OF 1934, as amended).

      SUBORDINATED DEBT means any Debt of any Obligor subordinated to the Obligation, including, without limitation, Debt issued pursuant to the Convertible Note Indenture, the Senior Subordinated Note Indenture, and the Subordinated Note Indenture.

      SUBORDINATED NOTE INDENTURE means that certain Indenture for the 13-5/8 Senior Subordinated Discount Notes due 2005 dated as of May 17, 1995, by and among The First National Bank of Boston, as Trustee, Borrower, as issuer, and POI, Protection One Alarm Services, Inc., and A-Able Lock & Alarm, Inc., as guarantors, as the same may be amended, supplemented, or otherwise modified from time to time.

      SUBSIDIARY of any Person means (a) any entity of which an aggregate of more than fifty percent (50%) (in number of votes) of the Stock is owned of record or beneficially, directly or indirectly, by such Person, or (b) any partnership (limited or general) of which such Person shall at any time be the general partner.

      SUBSIDIARY GUARANTORS means each Material Subsidiary of POI that has executed the Subsidiary Guaranty, and SUBSIDIARY GUARANTOR means any one of the Subsidiary Guarantors.

      SUBSIDIARY GUARANTY means (a) an Unconditional Guaranty of Payment in substantially the form of EXHIBIT D-2, executed and delivered by each Subsidiary Guarantor pursuant to the requirements of

SECTION 6.2, and (b) any amendments, modifications, supplements, restatements, ratifications, or reaffirmations thereof made from time to time in accordance with the Loan Documents.

      SYNDICATION AGENT means, collectively, First Union National Bank and its respective permitted successors or assigns as "SYNDICATION AGENT" under this Agreement.

      TAXES means, for any Person, taxes, assessments, duties, levies, imposts, deductions, charges, or withholdings, or other governmental charges or levies imposed upon such Person, its income, or any of its properties, franchises, or assets.

      TERMINATION DATE means the EARLIER of (a) December 21, 2001, and (b) the effective date of any other termination or cancellation of Lenders' commitments to lend under, and in accordance with, this Agreement.

      TOTAL COMMITMENT means, on any date of determination, the sum of all Committed Sums for all Lenders (as the same may have been reduced or canceled as provided in the Loan Documents) then in effect.

      TOTAL PRINCIPAL DEBT means, at any time, THE SUM OF the Principal Debt of all Lenders.

      TYPE means either a Base Rate Borrowing or a Eurodollar Borrowing, as the context may require.

      WHOLLY-OWNED when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding Stock (except shares required as directors' qualifying Stock) shall be owned by Borrower or one or more of its Wholly-owned Subsidiaries.

      YEAR 2000 COMPLIANT is defined in SECTION 8.19.

      YEAR 2000 PROBLEM is defined in SECTION 8.19.

      1.2 NUMBER AND GENDER OF WORDS; OTHER REFERENCES. Unless otherwise specified in the Loan Documents, (a) where appropriate, the singular includes the plural and VICE VERSA, and words of any gender include each other gender,
(b) heading and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Document in which they are used, (e) references to "TELECOPY," "FACSIMILE," "FAX," or similar terms are to facsimile or telecopy transmissions, (f) references to "INCLUDING" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Documents, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (j) references to any Loan Document or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

      1.3 ACCOUNTING PRINCIPLES. All accounting and financial terms used in the Loan Documents and the compliance with each financial covenant therein shall be determined in accordance with GAAP, and, all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied during the preceding comparable period. If Borrower or any Credit Party determines that a change in GAAP from that in effect on the date hereof has altered the treatment of certain financial data to its detriment under this Agreement, then such party may, by written notice to Administrative Agent not later than ten (10) days after the effective date of such change in GAAP, request renegotiation of the financial covenants affected by such change whereupon the Borrower and Administrative Agent, on behalf of Lenders, shall negotiate in good faith for a period of not more than thirty (30) days regarding amendments to any affected covenants to make such covenants consistent with the prior covenants and GAAP, as then in effect, and, after any such revision as shall be agreed to by Borrower and Required Lenders, this Agreement will be construed in accordance with GAAP as then in effect. If Borrower and Required Lenders have not agreed on revised covenants within thirty (30) days after delivery of such notice, then, for purposes of this Agreement, GAAP will mean generally accepted accounting principles on the date just prior to the date on which the change that gave rise to the renegotiation occurred.

SECTION 2   BORROWING PROVISIONS.

      2.1 COMMITMENTS. Subject to and in reliance upon the terms, conditions, representations, and warranties in the Loan Documents, each Lender severally and not jointly agrees to lend to Borrower such Lender's Pro Rata Part of one or more Borrowings not to exceed such Lender's Committed Sum, which, may be repaid and reborrowed from time to time in accordance with the terms and provisions of the Loan Documents subject to the following conditions:

      (a) each Borrowing requested by Borrower hereunder must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date;

      (b) each Borrowing requested by Borrower must be in an amount not less than $5,000,000 or a greater multiple of $1,000,000;

      (c)   the Commitment Usage may not exceed the Total Commitment; and

      (d) THE SUM OF (i) each Lender's Principal Debt PLUS (ii) such Lender's Pro Rata Part of the LC Exposure may not exceed such Lender's Committed Sum.

      2.2   LC SUBFACILITY.

      (a    CONDITIONS.  Subject to the terms and conditions of this Agreement and applicable Law, Administrative Agent agrees to issue LCs upon Borrower's application therefor (denominated in Dollars) by delivering to Administrative Agent a properly completed Notice of LC and an LC Agreement with respect thereto no later than 10:00 a.m. Dallas, Texas time three (3) Business Days before such LC is to be issued; PROVIDED THAT (i) on any date of determination and after giving effect to any LC to be issued on such date, the Commitment Usage shall never exceed the Total Commitment then in effect, (ii) on any date of determination and after giving effect to any LC to be issued on such date, the LC Exposure shall never exceed $25,000,000, (iii) at the time of issuance of such LC, no Potential Default or Default shall exist, (iv) each LC requested by Borrower must be in an amount not less than $1,000,000, and (v) each LC must expire NO LATER than the EARLIER of the fifteenth (15th) day prior to the Termination Date or one (1) year from its issuance; PROVIDED THAT any LC may provide for automatic renewal for successive twelve (12) month periods (but no renewal period may extend beyond the fifteenth (15th) day prior to the Termination Date) unless Administrative Agent has given prior notice to the applicable beneficiary of its election not to extend such LC.

      (b    PARTICIPATION.  Immediately upon the issuance by Administrative
Agent of any LC, Administrative Agent shall be deemed to have sold and transferred to each other Lender, and each other such Lender shall be deemed irrevocably and unconditionally to have purchased and received from Administrative Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Pro Rata Part, in such LC, and all Rights of Administrative Agent in respect thereof (OTHER THAN Rights to receive certain fees provided for in SECTION 2.2(c)). Upon the issuance, renewal, or extension of an LC, Administrative Agent shall provide copies of such LC to each other Lender.

      (c    REIMBURSEMENT OBLIGATION.  In order to induce Administrative Agent to issue and maintain LCs and Lenders to participate therein, Borrower agrees to pay or reimburse Administrative Agent (i) on the date on which Administrative Agent notifies Borrower of the date and amount of any draft presented under any LC, the amount of any draft paid or to be paid by Administrative Agent, and
(ii) promptly, upon demand, the amount of any fees (in addition to the fees described in SECTION 5) which Administrative Agent customarily charges to a Person similarly situated in the ordinary course of its business for amending LC Agreements, for honoring drafts, and taking similar action in connection with letters of credit; PROVIDED THAT (A) if Borrower has not reimbursed Administrative Agent for any drafts paid or to be paid within twenty-four
(24) hours of demand therefor by Administrative Agent, then Administrative Agent is hereby irrevocably authorized to fund such reimbursement obligations as a Borrowing under the Facility to the extent of availability under the Facility, and the proceeds of such Borrowing under the Facility shall be advanced directly to Administrative Agent in payment of Borrower's reimbursement obligation with respect to the draft under the LC, and (B) if for any reason, funds are not advanced pursuant to the Facility, then Borrower's reimbursement obligation shall continue to be due and payable. Borrower's obligations under this
SECTION 2.2(c) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which Borrower may have at any time against Administrative Agent (except to the extent resulting from the gross negligence or willful misconduct of Administrative Agent) or any other Person, and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances: (1) any lack of validity or enforceability of this Agreement or any of the Loan Documents; (2) the existence of any claim, setoff, defense, or other Right which Borrower may have at any time against a beneficiary named in a LC, any transferee of any LC (or any Person for whom any such transferee may be acting), any Credit Party (except to the extent resulting from the gross negligence or willful misconduct of such Credit Party), or any other Person, whether in connection with this Agreement, any LC, the transactions contemplated herein, or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any such LC); (3) any draft, certificate, or any other document presented under the LC proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; and
(4) the occurrence of any Potential Default or Default. To the extent any funding of a draft has been made by Lenders pursuant to SECTION 2.2(e) or under the Facility, Administrative Agent shall promptly distribute any such payments received from Borrower with respect to such draft to all Lenders funding such draft according to their Pro Rata Part. Interest on any amounts remaining unpaid by Borrower (and unfunded by a Borrowing under the Facility) under this CLAUSE at any time from and after the date such amounts become payable until paid in full shall be payable by Borrower to Administrative Agent at the Default Rate. In the event any payment by Borrower received by Administrative Agent with respect to an LC and distributed to Lenders on account of their participations therein is thereafter set aside, avoided, or recovered from Administrative Agent in connection with any receivership, liquidation, or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by Administrative Agent, contribute to Administrative Agent such Lender's ratable portion of the amount set aside, avoided, or recovered, together with interest at the rate required to be paid by Administrative Agent upon the amount required to be repaid by it.

      (d    GENERAL.  If any draft shall be presented for honor under any LC, then Administrative Agent shall promptly notify Borrower of the date and amount of such draft; PROVIDED THAT failure to give any such notice shall not affect the obligations of Borrower hereunder. Administrative Agent shall make payment upon presentment of a draft for honor unless it appears that presentment on its face does not comply with the terms of such LC, regardless of whether (i) any default or potential default under any other agreement has occurred, and
(ii) the obligations under any other agreement have been performed by the beneficiary or any other Person (and Administrative Agent shall not be liable for any obligation of any Person thereunder). The Credit Parties shall not be responsible for, and Borrower's reimbursement obligations for honored drafts shall not be affected by, any matter or event whatsoever (including, without limitation, the validity or genuineness of documents or of any endorsements thereof, even if such documents should in fact prove to be in any respect invalid, fraudulent, or forged), or any dispute among any Company, the beneficiary of any LC, or any other Person to whom any LC may be transferred, or any claims whatsoever of any Company against any beneficiary of any LC or any such transferee; PROVIDED THAT nothing in this Agreement shall constitute a waiver of Borrower's Rights to assert any claim based upon the gross negligence or wilful misconduct of any Credit Party.

      (e    OBLIGATION OF LENDERS.  If Borrower fails to reimburse
Administrative Agent as provided in SECTION 2.2(c) within twenty-four (24) hours after receiving notice of a draft pursuant to SECTION 2.2(d), then Administrative Agent shall promptly notify each Lender of such failure, of the date and amount of the draft paid, and of such Lender's Pro Rata Part thereof. Each Lender shall promptly and unconditionally make available to Administrative Agent in immediately available funds such Lender's Pro Rata Part of such unpaid reimbursement obligation, which funds shall be paid to Administrative Agent on or before the close of business on the Business Day on which such notice was given by Administrative Agent (if given at or prior to 1:00 p.m., Dallas, Texas time) or on the next succeeding Business Day (if notice was given after 1:00 p.m., Dallas, Texas time). All such amounts payable by any such Lender shall include interest thereon accruing at the Federal Funds Rate from the day the applicable draft is paid by Administrative Agent to (but not including) the date such amount is paid by such Lender to Administrative Agent. The obligations of Lenders to make payments to Administrative Agent with respect to LCs shall be irrevocable and are not subject to any qualification or exception whatsoever (other than the gross negligence or wilful misconduct of Administrative Agent) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances: (i) any lack of validity or enforceability of this Agreement or any of the Loan Documents; (ii) the existence of any claim, setoff, defense, or other Right which Borrower may have at any time against a beneficiary named in a LC, any transferee of any LC (or any Person for whom any such transferee may be acting), any Credit Party, or any other Person, whether in connection with this Agreement, any LC, the transactions contemplated herein, or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any such
LC); (iii) any draft, certificate, or any other document presented under the LC proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; and (iv) the occurrence of any Potential Default or Default.

      (f    DELIVERY AND CANCELLATION.  Borrower acknowledges that each LC will be deemed issued upon delivery to its beneficiary or Borrower. If Borrower requests any LC be delivered to Borrower rather than the beneficiary, and Borrower subsequently cancels such LC, then Borrower agrees to return it to Administrative Agent together with Borrower's written certification that it has never been delivered to such beneficiary. If any LC is delivered to its beneficiary pursuant to Borrower's instructions, then no cancellation thereof by Borrower shall be effective without written consent of such beneficiary to Administrative Agent and the return of such LC to Administrative Agent. Borrower hereby agrees that if Administrative Agent becomes involved in any dispute as a result of Borrower's cancellation of any LC, then it shall indemnify the Credit Parties for all losses, costs, damages, expenses, and reasonable attorneys' fees suffered or incurred by the Credit Parties as a direct result thereof.

      (g    DUTIES OF ADMINISTRATIVE AGENT.  Administrative Agent agrees with each Lender that it will exercise and give the same care and attention to each LC as it gives to its other letters of credit, and Administrative Agent's sole liability to each Lender with respect to such LCs (OTHER THAN liability arising from the gross negligence or willful misconduct of Administrative Agent) shall be to distribute promptly to each Lender who has acquired a participating interest therein such Lender's ratable portion of any payments made to Administrative Agent by Borrower pursuant to SECTION 2.2(c). Each Lender and Borrower agree that, in paying any draw under any LC, Administrative Agent shall not have any responsibility to obtain any document (OTHER THAN any documents required by the respective LC) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person delivering any such document. The Credit Parties and their respective Representatives shall not be liable to any other Credit Party or any Obligor for the use which may be made of any LC or for any acts or omissions of any beneficiary thereof in connection therewith. Any action, inaction, error, delay, or omission taken or suffered by Administrative Agent or any of its Representatives under or in connection with any LC, the draws, drafts, or documents relating thereto, or the transmission, dispatch, or delivery of any message or advice related thereto, if in good faith and in conformity with such Laws as Administrative Agent or any of its Representatives may deem applicable and in accordance with the standards of care specified in the UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS issued by the International Chamber of Commerce, as in effect on the date of issue of such LC, shall be binding upon Obligors and the Credit Parties and shall not place Administrative Agent or any of its Representatives under any resulting liability to any Credit Party or any Obligor. Any action taken or omitted to be taken by Administrative Agent under or in connection with any LC if taken or omitted in the absence of gross negligence or wilful misconduct shall not create for Administrative Agent any resulting liability to any Credit Party or any Obligor.

      (h    CASH COLLATERAL.  On the Termination Date or upon any demand from time to time by Administrative Agent or the Required Lenders at any time while a Default exists, Borrower shall provide to Administrative Agent, for the benefit of Lenders, either (i) cash collateral, or (ii) back-up letters of credit reasonably acceptable to Administrative Agent, in an aggregate amount equal to one hundred percent (100%) of the LC Exposure existing on the date of such demand. Such cash (and all interest thereon) and letters of credit shall constitute collateral for all LCs. Any cash collateral deposited, and all interest earned thereon, shall be held by Administrative Agent and invested and reinvested at the expense and the written direction of Borrower, in United States Treasury Bills with maturities of no more than ninety (90) days from the date of investment. In the absence of any such direction from Borrower, Administrative Agent shall invest the funds held in the cash collateral account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in one or more types of investments with such maturities as Administrative Agent may specify, pending application of such funds on account of any other Obligation, as the case may be. All such investments shall be made in Administrative Agent's name for the account of the Credit Parties, subject to the ownership interest therein of Borrower. Administrative Agent may liquidate any investment held in the cash collateral account in order to apply the proceeds of such investment on account of any of the Obligation if such Obligation is then due and payable without regard to whether such investment has matured and without liability for any penalty or other fee incurred (with respect to which Borrower hereby agrees to reimburse Administrative Agent) as a result of such application.

      (i    INDEMNIFICATION.  IN ADDITION TO AMOUNTS PAYABLE AS ELSEWHERE
PROVIDED IN THIS AGREEMENT, BORROWER HEREBY AGREES TO PROTECT, INDEMNIFY, PAY, AND SAVE EACH CREDIT PARTY HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, OR LOSSES OF, OR OWED TO THIRD PARTIES, AND ANY AND ALL RELATED COSTS, CHARGES, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS'
FEES), WHICH ANY CREDIT PARTY MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE, DIRECT OR INDIRECT, OF (A) THE ISSUANCE OF ANY LC, OR (B) THE FAILURE OF ADMINISTRATIVE AGENT TO HONOR A DRAFT UNDER SUCH LC AS A RESULT OF ANY ACT OR OMISSION, WHETHER RIGHTFUL OR WRONGFUL, OF ANY PRESENT OR FUTURE GOVERNMENTAL AUTHORITY; PROVIDED THAT BORROWER SHALL HAVE NO LIABILITY TO INDEMNIFY ANY CREDIT PARTY IN RESPECT OF ANY LIABILITY ARISING OUT OF THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF SUCH PARTY OR ANY REPRESENTATIVES OF SUCH PARTY. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATIONS SET FORTH IN THIS
SECTION 2.2(i) SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT.

      (j    LC AGREEMENTS.  Although referenced in any LC, terms of any particular agreement or other obligation to the beneficiary are not in any manner incorporated herein. Drafts under any LC shall be deemed part of the Obligation. In the event of any conflict or inconsistency between the terms of this Agreement and any LC Agreement, the terms of this Agreement shall be controlling.

      2.3 VOLUNTARY TERMINATION OF COMMITMENTS. Without premium or penalty, and upon giving not less than three (3) Business Days prior telephonic notice (followed by written notice) to Administrative Agent, Borrower may terminate in whole or in part the unused portion of the Total Commitment; PROVIDED THAT:
(i) each partial termination shall be in an amount of not less than $10,000,000 or a greater integral multiple of $1,000,000; (ii) the amount of the Commitment Usage may not exceed the Total Commitment (unless Borrowings are simultaneously paid in an amount equal to such excess); and (iii) each reduction shall be allocated Pro Rata among Lenders in accordance with their respective Pro Rata Parts. Promptly after receipt of such notice of termination or reduction, Administrative Agent shall notify each Lender of the proposed cancellation or reduction. Such termination or partial reduction of the Total Commitment shall be effective on the Business Day specified in Borrower's notice (which date must be at least three (3) Business Days after Borrower's delivery of such notice). In the event that the Total Commitment is reduced to zero at a time when there shall be no LC Exposure or Principal Debt, this Agreement shall be terminated to the extent specified in SECTION 14.14, and all commitment fees and other fees then earned and unpaid hereunder and all other amounts of the Obligation then due and owing shall be immediately due and payable, without notice or demand by Administrative Agent or any Lender.

      2.4   BORROWING PROCEDURE.  The following procedures apply to Borrowings:

      (a    NOTICE OF BORROWING.  Each Borrowing shall be made pursuant to a
Notice of Borrowing delivered to Administrative Agent requesting that Lenders fund a Borrowing on a certain date (the "BORROWING DATE"), which notice
(i) shall be irrevocable and binding on Borrower, (ii) shall specify the Borrowing Date, amount, Type, and (for a Borrowing comprised of Eurodollar Borrowings) Interest Period, and (iii) must be received by Administrative Agent no later than (A) 2:00 p.m. Dallas, Texas time on the third (3rd) Business Day preceding the Borrowing Date for any Eurodollar Borrowing, and (B) 11:00 a.m. Dallas,

Texas time on the Borrowing Date for any Base Rate Borrowing. Administrative Agent shall timely notify each Lender with respect to each Notice of Borrowing.

      (b    FUNDING.  Each Lender shall remit its Pro Rata Part of each requested Borrowing to Administrative Agent's principal office in Dallas, in funds which are or will be available for immediate use by Administrative Agent by 1:00 p.m. Dallas time on the Borrowing Date therefor. Subject to receipt of such funds, Administrative Agent shall (unless to its actual knowledge any of the conditions precedent therefor have not been satisfied by Borrower or waived by Required Lenders) make such funds available to Borrower by causing such funds to be deposited to Borrower's account as designated to Administrative Agent by Borrower. Notwithstanding the foregoing, unless Administrative Agent shall have been notified by a Lender prior to a Borrowing Date that such Lender does not intend to make available to Administrative Agent such Lender's Pro Rata Part of the applicable Borrowing, Administrative Agent may assume that such Lender has made such proceeds available to Administrative Agent on such date, as required herein, and Administrative Agent may (unless to its actual knowledge any of the conditions precedent therefor have not been satisfied by Borrower or waived by Required Lenders), in reliance upon such assumption (but shall not be required to), make available to Borrower a corresponding amount in accordance with the foregoing terms, but, if such corresponding amount is not in fact made available to Administrative Agent by such Lender on such Borrowing Date, then Administrative Agent shall be entitled to recover such corresponding amount on demand (i) from such Lender, together with interest at the Federal Funds Rate during the period commencing on the date such corresponding amount was made available to Borrower and ending on (but excluding) the date Administrative Agent recovers such corresponding amount from such Lender, or
(ii) if such Lender fails to pay such corresponding amount forthwith upon such demand, then from Borrower, together with interest at a rate per annum equal to the applicable rate for such Borrowing during the period commencing on such Borrowing Date and ending on (but excluding) the date Administrative Agent recovers such corresponding amount from Borrower. No Lender shall be responsible for the failure of any other Lender to make its Pro Rata Part of any Borrowing.

SECTION 3   TERMS OF PAYMENT.

      3.1   LOAN ACCOUNTS AND PAYMENTS.

      (a    LOAN ACCOUNTS.

            (i) The Obligation payable to each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. The loan accounts or records maintained by Administrative Agent and each Lender shall be conclusive evidence absent manifest error of the amount of the Obligation owing to each Lender. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing to any Lender with respect to the Obligation.

            (ii) Upon the request of any Lender made through Administrative Agent, the Principal Debt of the Obligation owing to such Lender may be evidenced by one or more Notes in addition to loan accounts. Each such Note shall be in substantially the form of EXHIBIT B and be executed by Borrower and payable to the order of such Lender in the maximum original principal amount equal to such Lender's Committed Sum. Each such Lender may endorse on the schedules annexed to its Note(s) the date, amount, and maturity of each Borrowing made by it and the amount of each payment of principal made by Borrower with respect thereto and each Lender's record shall be conclusive absent manifest error; PROVIDED, HOWEVER, that the failure of a Lender to make, or an error by a Lender in making, a notation thereon with respect to any Borrowing shall not limit or otherwise affect the obligations of Borrower hereunder or under any such Note to such Lender.

      (b    PAYMENTS GENERALLY.  Each payment or prepayment on the Obligation is due and must be paid at Administrative Agent's principal office in Dallas in funds which are or will be available for immediate use by Administrative Agent at or before 1:00 p.m. Dallas, Texas time on the day due. Payments made after 1:00 p.m., Dallas, Texas time shall be deemed made on the Business Day next following. Administrative Agent shall pay to each Lender any payment or prepayment to which such Lender is entitled hereunder on the same day Administrative Agent shall have received the same from Borrower; PROVIDED THAT such payment or prepayment is received by Administrative Agent at or before 1:00 p.m. Dallas, Texas time, and otherwise at or before 1:00 p.m. Dallas, Texas time on the Business Day next following. If and to the extent Administrative Agent shall not make such payments to Lenders when due as set forth in the preceding sentence, then such unpaid amounts shall accrue interest, payable by Administrative Agent, at the Federal Funds Rate from the due date until (but not including) the date on which Administrative Agent makes such payments to Lenders.

      3.2   INTEREST AND PRINCIPAL PAYMENTS.

      (a    INTEREST PAYMENTS.  Interest on each Eurodollar Borrowing shall be due and payable as it accrues on the last day of its respective Interest Period and on the Termination Date, as applicable; PROVIDED THAT with respect to Eurodollar Borrowings having an Interest Period in excess of three (3) months, Borrower shall pay interest on each three (3) month anniversary date of such Interest Period and on the expiration of such Interest Period. Interest on each Base Rate Borrowing shall be due and payable as it accrues on each March 31, June 30, September 30, and December 31, and on the Termination Date.

      (b    MANDATORY PAYMENTS.  The Total Principal Debt is due and payable on the Termination Date. On any date of determination, if the Commitment Usage exceeds the Total Commitment, then Borrower shall make a mandatory prepayment of the Principal Debt in the amount of such excess, together with (i) all accrued and unpaid interest on the principal amount so prepaid, and (ii) any Consequential Loss arising as a result thereof. All mandatory prepayments hereunder shall be applied Pro Rata.

      (c    VOLUNTARY PREPAYMENTS.  After giving Administrative Agent advance telephonic notice (promptly followed by written notice) of the intent to prepay, Borrower may voluntarily prepay all or any part of the Principal Debt from time to time and at any time, in whole or in part, without premium or penalty; PROVIDED THAT: (i) such notice must be received by Administrative Agent at or before 1:00 p.m. Dallas, Texas time on (A) the third (3rd) Business Day preceding the date of prepayment of a Eurodollar Borrowing, and (B) the Business Day of a prepayment of a Base Rate Borrowing; (ii) each such partial prepayment must be in a minimum amount of at least $5,000,000 or a greater integral multiple of $1,000,000 thereof (if a Eurodollar Borrowing or a Base Rate Borrowing); (iii) all accrued interest on any Eurodollar Borrowing being prepaid must also be paid in full, to the date of such prepayment; and (iv) Borrower shall pay any related Consequential Loss within ten (10) days after demand therefor. Each notice of prepayment shall specify the prepayment date and the Type of Borrowing(s) and amount(s) of such Borrowing(s) to be prepaid and shall constitute a binding obligation of Borrower to make a prepayment on the date stated therein unless such notice is given in connection with the payment in full of all Borrowings under this Agreement, the termination of the Total Commitment, and a termination of this Agreement in which case the parties hereto acknowledge that such payment may (subject to any Consequential Loss) occur on a date after the date given in such notice as a result of normal delays with respect to such payment.

      3.3 INTEREST OPTIONS. Except where specifically otherwise provided, Borrowings shall bear interest at a rate per annum equal to THE LESSER OF
(a) the Base Rate PLUS the Applicable Margin for Base Rate Borrowings or the Adjusted Eurodollar Rate PLUS the Applicable Margin for Eurodollar Borrowings, in each case as designated in accordance with the terms of this Agreement, AND
(b) the Maximum Rate. Each change in the Base Rate or the Maximum Rate, subject to the terms of this Agreement, will become effective, without notice to Borrower or any other Person, upon the effective date of such change.

      3.4 QUOTATION OF RATES. A Responsible Officer or other appropriately designated officer of Borrower may call Administrative Agent on or before the date on which a Notice of Borrowing is to be delivered by Borrower in order to receive an indication of the rates then in effect, but such indicated rates shall neither be binding upon Administrative Agent or Lenders nor affect the rate of interest which thereafter is actually in effect when the Notice of Borrowing is given.

      3.5 DEFAULT RATE. To the extent permitted by Law, all past-due Principal Debt and accrued interest thereon shall bear interest from maturity (stated or by acceleration) at the Default Rate until paid, regardless whether such payment is made before or after entry of a judgment; PROVIDED THAT the Default Rate shall automatically apply in the case of SECTION 2.2(c) where the Default Rate is specified.

      3.6 INTEREST RECAPTURE. If the designated rate applicable to any Borrowing exceeds the Maximum Rate, then the rate of interest on such Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Total Principal Debt, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, Borrower shall pay an amount equal to the difference between (a) THE LESSER OF the amount of interest which would have accrued if such designated rates had at all times been in effect AND the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on the Total Principal Debt.

      3.7   INTEREST CALCULATIONS.

      (a    All payments of interest shall be calculated on the basis of actual number of days (including the first (1st) day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days in the case of a Eurodollar Borrowing (unless such calculation would result in the interest on the Borrowings exceeding the Maximum Rate, in which event such interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be), and 365 or 366 days, as the case may be, in the case of a Base Rate Borrowing. All interest rate determinations and calculations by Administrative Agent shall be conclusive and binding absent manifest error.
      (b    The provisions of this Agreement relating to the calculation of the
Base Rate and the Adjusted Eurodollar Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate.

      3.8 MAXIMUM RATE. Regardless of any provision contained in any Loan Document, no Credit Party shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligation, or any part thereof, any amount in excess of the Maximum Rate, and, if any Credit Party ever does so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and the Credit Parties shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and the Credit Parties and Borrower agree that such is the case and that provision herein for multiple Borrowings is for convenience only), (b) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation; PROVIDED THAT if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, then the Credit Parties shall refund such excess, and, in such event, the Credit Parties shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount.

      3.9 INTEREST PERIODS. When Borrower requests any Eurodollar Borrowing, Borrower may elect the interest period (each an "INTEREST PERIOD") applicable thereto, which shall be, at Borrower's option, one (1) month or two (2), three (3), or six (6) months, in each case to the extent available from each Lender (or other periods, if requested by Borrower and agreed to by each Lender); PROVIDED, HOWEVER, that: (a) the initial Interest Period for a Eurodollar Borrowing shall commence on the date of such Borrowing (including the date of any Conversion thereto), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires; (b) if any Interest Period for a Eurodollar Borrowing begins on a day for which there is no numerically corresponding Business Day in the calendar month at the end of such Interest Period, then such Interest Period shall end on the next Business Day immediately following what otherwise would have been such numerically corresponding day in the calendar month at the end of such Interest Period (unless such date would be in a different calendar month from what would have been the month at the end of such Interest Period, or unless there is no numerically corresponding day in the calendar month at the end of the Interest Period; whereupon, such Interest Period shall end on the last Business Day in the calendar month at the end of such Interest Period); (c) no Interest Period may be chosen with respect to any portion of the Total Principal Debt which would extend beyond the Termination Date; and (d) no more than an aggregate of ten (10) Interest Periods shall be in effect at one time.

      3.10 CONVERSIONS. Borrower may (a) Convert a Eurodollar Borrowing on the last day of an Interest Period to a Base Rate Borrowing, (b) Convert a Base Rate Borrowing at any time to a Eurodollar Borrowing, and (c) Continue a Eurodollar Borrowing by electing a new Interest Period, by giving a Notice of Conversion no later than 2:00 p.m. Dallas, Texas time on the third (3rd) Business Day prior to the date of Conversion or the last day of the Interest Period, as the case may be (in the case of a Conversion to a Eurodollar Borrowing or an election of a new Interest Period), and no later than 11:00 a.m. Dallas, Texas time on the last day of the Interest Period (in the case of a Conversion to a Base Rate Borrowing); PROVIDED THAT the principal amount Converted to, or Continued as, a Eurodollar Borrowing shall be in an amount not less than $5,000,000 or a greater integral multiple of $1,000,000. Administrative Agent shall timely notify each Lender with respect to each Notice of Conversion. Absent Borrower's Notice of Conversion or election of a new Interest Period, a Eurodollar Borrowing shall be deemed Converted to a Base Rate Borrowing effective as of the expiration of the Interest Period applicable thereto. No Eurodollar Borrowing may be either made or Continued as a Eurodollar Borrowing, and no Base Rate Borrowing may be Converted to a Eurodollar Borrowing, if (i) the interest rate for such Eurodollar Borrowing would exceed the Maximum Rate, or (ii) a Default exists.

      3.11  ORDER OF APPLICATION.

      (a    If no Default exists, then payments and prepayments of the
Obligation shall be applied in the order and manner as Borrower may direct in writing.

      (b    If a Default exists (or if Borrower fails to give directions as permitted under SECTION 3.11(a)), then any payment or prepayment (including proceeds from the exercise of any Rights) shall be applied to the Obligation in the following order: (i) to the ratable payment of all fees, expenses, and indemnities for which the Credit Parties have not been paid or reimbursed in accordance with the Loan Documents; (ii) to the ratable payment of accrued and unpaid interest on the Total Principal Debt; (iii) to the ratable payment of any reimbursement obligation with respect to any LC issued pursuant to the Facility which is due and payable and which remains unfunded by any Borrowing under the Facility; PROVIDED THAT such payments shall be allocated ratably among Administrative Agent and all Lenders which have funded their participation in such LC; (iv) to the ratable payment of the Total Principal Debt; (v) as a deposit with Administrative Agent, for the benefit of the Credit Parties, as security for, and to provide for the payment of, any LC Exposure as of the date of such application to the Obligation; and (vi) to the payment of the remaining Obligation in the order and manner Required Lenders deem appropriate.

      (c    Subject to the provisions of SECTION 13 and provided that
Administrative Agent shall not in any event be bound to inquire into or to determine the validity, scope, or priority of any interest or entitlement of any Credit Party and may suspend all payments or seek appropriate relief (including, without limitation, instructions from Required Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby, Administrative Agent shall promptly distribute such amounts to each Credit Party in accordance with the Agreement and the related Loan Documents.

      3.12 SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under SECTION 3.13) which is in excess of its ratable share of any such payment, such Lender shall purchase from the other Lenders such participations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this SECTION 3.12 may, to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

      3.13 OFFSET. Upon the occurrence and during the continuance of a Default, each Credit Party shall be entitled to exercise (for the benefit of all Lenders in accordance with SECTION 3.12) the Rights of offset and/or banker's Lien against each and every account and other property, or any interest therein, which any Obligor may now or hereafter have with, or which is now or hereafter in the possession of, such Credit Party to the extent of the full amount of the Obligation; PROVIDED THAT if any Credit Party should exercise its Right of offset hereunder, then such Credit Party shall thereafter promptly provide notice of such offset to Administrative Agent and Borrower.

      3.14 BOOKING BORROWINGS. To the extent permitted by Law, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates; PROVIDED THAT no Affiliate shall be entitled to receive any greater payment under SECTION 4 than the transferor Lender would have been entitled to receive with respect to such Borrowings.

      3.15 REPLACEMENT OF LENDERS UNDER CERTAIN CIRCUMSTANCES. If at any time (a) Borrower becomes obligated to pay additional amounts described in
SECTION 4.1(a) or SECTION 4.6 as a result of any condition described in such SECTIONS or any Lender ceases to make Eurodollar Borrowings pursuant to
SECTION 4.2(b), in any such case where such condition or circumstance is not applicable to all Lenders, (b) any Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian, or other Person having similar powers, or (c) any Lender becomes a Defaulting Lender, then Borrower may, on ten (10) Business Days' prior written notice to Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to SECTION 14.13(b) all of its Rights and obligations under this Agreement to a Lender or other Eligible Assignee selected by Borrower and reasonably acceptable to Administrative Agent for a purchase price equal to the outstanding principal amount of such Lender's Principal Debt and all accrued interest and fees and other amounts payable hereunder (including amounts payable under SECTION 4.5 as though such Lender was being paid instead of being purchased), PROVIDED THAT (i) neither Administrative Agent nor any Lender shall have any obligation to Borrower to find a replacement Lender or other such entity, and
(ii) in no event shall the Lender hereby replaced be required to pay or surrender to such replacement Lender or other entity any of the fees received by such Lender hereby replaced pursuant to this Agreement. In the case of a replacement of a Lender to which Borrower becomes obligated to pay additional amounts to such Lender prior to such Lender being replaced, the payment of such additional amounts shall be a condition to the replacement of such Lender. Upon the satisfaction of all the foregoing conditions, such Lender that is being replaced shall cease to be a "LENDER" for purposes of this Agreement, PROVIDED THAT Borrower shall continue to be obligated to such Lender under SECTION 12.11 with respect to any indemnified liabilities arising prior to such termination. Borrower's right to replace a Defaulting Lender pursuant to this SECTION 3.15 is, and shall be, in addition to, and not in lieu of, all other rights and remedies available to Borrower against such Defaulting Lender under this Agreement or under applicable Law.

SECTION 4   CHANGE IN CIRCUMSTANCES.

      4.1   INCREASED COST AND REDUCED RETURN.

      (a) CHANGE IN LAWS. If, after the date hereof, the adoption of any applicable Law, or any change in any applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority:

            (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Borrowing, its Note (if any), or its obligation to make Eurodollar Borrowings, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note (if any) in respect of any Eurodollar

      Borrowings (other than taxes imposed on the overall gross or net income of such Lender or franchise taxes imposed on such Lender, in each case by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

            (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

            (iii) shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Agreement or its Note (if any) or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Borrowings or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement with respect to any Eurodollar Borrowings, then Borrower shall pay to such Lender from time to time as specified by the affected Lender such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrower under this
SECTION 4.1(a), then Borrower may, by notice to such Lender (with a copy to Administrative Agent), suspend the obligation of such Lender to make or Continue Eurodollar Borrowings, or Convert all Eurodollar Borrowings into Base Rate Borrowings, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of SECTION 4.4 shall be applicable); PROVIDED THAT such suspension shall not affect the Right of such Lender to receive the compensation so requested.

      (b) CAPITAL ADEQUACY. If, after the date hereof, any Lender shall have determined that the adoption of any applicable Governmental Requirement regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

      (c) NOTICE. Each Lender shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this SECTION 4.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise materially disadvantageous to it. Any Lender claiming compensation under this SECTION 4.1 shall furnish to Borrower and Administrative Agent a certificate setting forth the additional amount or amounts to be paid to it hereunder and shall include in reasonable detail the basis for the demand for additional compensation, which certificate shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. Although no Lender shall have any liability to any Credit Party or any Company for its failure to give the notice required by this SECTION 4.1(c), Borrower shall not be obligated to pay to any Credit Party any amounts under this SECTION 4.1 that arise, accrue, or are imposed more than one hundred and eighty (180) days before any such notice to the extent it is applicable to those amounts.

      4.2   LIMITATION ON TYPES OF BORROWINGS.  If on or prior to the first
(1st) day of any Interest Period for any Eurodollar Borrowing:

      (a) Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

      (b) Required Lenders determine (which determination shall be conclusive) and notify Administrative Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to Lenders of funding Eurodollar Borrowings for such Interest Period;

then Administrative Agent shall give Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, Lenders shall be under no obligation to make additional Eurodollar Borrowings, Continue any Eurodollar Borrowings, or to Convert any Base Rate Borrowings to Eurodollar Borrowings and Borrower shall, on the last day(s) of the then-current Interest Period(s) for the outstanding Eurodollar Borrowings, either prepay such Borrowings or Convert such Borrowings into Base Rate Borrowings in accordance with the terms of this Agreement.

      4.3 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Borrowings hereunder, then such Lender shall promptly notify Administrative Agent and Borrower thereof and such Lender's obligation to make or Continue Eurodollar Borrowings and to Convert Base Rate Borrowings into Eurodollar Borrowings shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Borrowings (in which case the provisions of SECTION 4.4 shall be applicable).

      4.4 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make or Continue Eurodollar Borrowings or to Convert Base Rate Borrowings into Eurodollar Borrowings shall be suspended pursuant to SECTIONS 4.1, 4.2, or 4.3, then such Lender's Eurodollar Borrowings shall be automatically Converted into Base Rate Borrowings on the last day(s) of the then current Interest Period(s) for all Eurodollar Borrowings (or, in the case of a Conversion required by SECTION 4.3, on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in SECTIONS 4.1, 4.2, or 4.3 that gave rise to such Conversion no longer exist:

      (a) to the extent that such Lender's Eurodollar Borrowings have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Borrowings shall be applied instead to its Base Rate Borrowings; and

      (b) all Borrowings that would otherwise be made or Continued by such Lender as Eurodollar Borrowings shall be made or Continued instead as Base Rate Borrowings, and all Borrowings of such Lender that would otherwise be Converted into Eurodollar Borrowings shall be Converted instead into (or shall remain as) Base Rate Borrowings.

If such Lender gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in SECTIONS 4.1, 4.2, or 4.3 that gave rise to the Conversion of such Lender's Eurodollar Borrowings pursuant to this
SECTION 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Borrowings made by other Lenders are outstanding, then such Lender's Base Rate Borrowings shall be automatically Converted, on the first (1st) day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Borrowings, to the extent necessary so that, after giving effect thereto, all Eurodollar Borrowings held by Lenders are held Pro Rata (as to principal amounts, Types, and Interest Periods).

      4.5 COMPENSATION. Upon the request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (herein called a "CONSEQUENTIAL LOSS") incurred by it as a result of:

      (a) any payment, prepayment, or Conversion of a Eurodollar Borrowing for any reason (including, without limitation, the acceleration of the Obligation pursuant to SECTION 12.1) on a date other than the last day of the Interest Period for such Borrowing; or

      (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in SECTION 7.2 to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Borrowing on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant Borrowing Notice.

      4.6   TAXES.

      (a) Any and all payments by Borrower to or for the account of any Credit Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes arising after the date hereof, EXCLUDING, in the case of each Credit Party, Taxes based on or measured by its gross or net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Credit Party (or its Applicable Lending Office) is organized or any political subdivision thereof (such income and franchise Taxes being "EXCLUDED TAXES"). If Borrower shall be required by law to deduct any Taxes (other than Excluded Taxes) from or in respect of any sum payable under this Agreement or any other Loan Document to any Credit Party, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 4.6) such Credit Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with all Laws, and (iv) Borrower shall, upon the request of Administrative Agent, furnish to Administrative Agent, at its address referred to in SECTION 14.3, the original or a certified copy of a receipt evidencing payment thereof.

      (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary Taxes and any other excise or property Taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

      (c) Borrower agrees to indemnify each Credit Party for the full amount of Taxes (other than Excluded Taxes) and Other Taxes (including, without limitation, any Taxes (other than Excluded Taxes) or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this SECTION 4.6) paid by such

Credit Party (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto. If any Credit Party receives a refund in respect of any Taxes or Other Taxes in which it has been indemnified by Borrower pursuant to this SECTION 4.6, then such Credit Party shall promptly notify Borrower of such refund and shall promptly, upon receipt, repay such refund to Borrower.

      (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Administrative Agent with (i) INTERNAL REVENUE SERVICE FORM 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) INTERNAL REVENUE SERVICE FORM W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by SECTIONS 871(h) and 881(c) of the Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

      (e) For any period with respect to which a Lender has failed to provide Borrower and Administrative Agent with the appropriate form pursuant to SECTION 4.6(d) (unless such failure is due to a change in Law occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under SECTIONS 4.6(a) or (b) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes (other than Excluded Taxes) because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

      (f) If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 4.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

      (g) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this SECTION 4.6 shall survive the termination of the Total Commitment and the payment in full of the Obligation.

SECTION 5   FEES.

      5.1 TREATMENT OF FEES. Except as otherwise provided by Law, the fees described in this SECTION 5: (a) do not constitute compensation for the use, detention, or forbearance of money; (b) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement; (c) shall be payable in accordance with SECTION 3.1; (d) shall be non-refundable; (e) shall, to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate; and (f) shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 365 or 366 days, as the case may be.

      5.2   FEES OF ADMINISTRATIVE AGENT.  Borrower shall pay to
Administrative Agent the fees specified in the letter agreement between Administrative Agent and Borrower, which fees shall be for the account of Administrative Agent and for the account of the Credit Parties as shall be agreed between Administrative Agent and each other Credit Party.

      5.3 LC FEES. Borrower shall pay to Administrative Agent, for the ratable benefit of Lenders, in accordance with their respective Pro Rata Parts, a fee for each LC, payable in installments in arrears, so long as such LC remains outstanding. Such installments shall be paid for the period from and including the date of issuance of the applicable LC to but excluding the next quarterly payment date (as hereinafter specified), and thereafter for the period from and including such quarterly payment date to but excluding the next quarterly payment date or (if earlier) the expiry date of such LC. Such installments shall be paid on each March 31, June 30, September 30, and December 31. Each such installment shall be in an amount equal to THE PRODUCT OF (a) the Applicable Margin for Eurodollar Borrowings in effect on the date of payment of such fee (and applied on a per annum basis) TIMES (b) the face amount of such LC, and pro rated (in accordance with SECTION 5.1(f)) for the period for which such installment is due.

      5.4 LC ISSUANCE AND FRONTING FEES. Borrower shall pay Administrative Agent, as the issuer of LCs and for the individual account of Administrative Agent, an LC issuance and fronting fee for each LC, payable in installments in arrears, so long as such LC remains outstanding. Such installments shall be paid for the period from and including the date of issuance of the applicable LC, to but excluding the next quarterly payment date (as hereinafter specified), and thereafter for the period from and including such quarterly payment date to but excluding the next quarterly payment date or (if earlier) the expiry date of such LC. Such installments shall be paid on each March 31, June 30, September 30, and December 31. Each such installment shall be in an amount equal to THE PRODUCT OF (a) 0.125% per annum TIMES (b) the face amount of such LC, and pro rated (in accordance with SECTION 5.1(f)) for the period for which such installment is due. In addition, Borrower shall pay to Administrative Agent, for its individual account, standard administrative charges for LC amendments provided for in SECTION 2.2(c).

      5.5 COMMITMENT FEES. Following the Closing Date, Borrower shall pay to Administrative Agent, for the ratable account of Lenders, a commitment fee, payable in installments in arrears, on each March 31, June 30, September 30, and December 31 and on the Termination Date, commencing December 31, 1998. Each installment shall be, in an amount equal to the Applicable Margin for Commitment Fees TIMES the amount by which (a) the average daily Total Commitment exceeds (b) the average daily Commitment Usage, in each case during the period from and including the last payment date to and excluding the payment date for such installment; PROVIDED THAT each such installment shall be calculated in accordance with SECTION 5.1(f).

SECTION 6.  GUARANTIES.

      6.1 POI GUARANTY. As an inducement to the Credit Parties to enter into this Agreement, Borrower shall cause POI to unconditionally guarantee in favor of the Credit Parties the full payment and performance of the Obligation pursuant to the POI Guaranty.

      6.2 SUBSIDIARY GUARANTY. As an inducement to the Credit Parties to enter into this Agreement, Borrower shall cause each Material Subsidiary to unconditionally guarantee in favor of the Credit Parties the full payment and performance of the Obligation pursuant to the Subsidiary Guaranty or an addendum thereto in the form attached to the Subsidiary Guaranty; PROVIDED THAT upon the sale or dissolution of any Material Subsidiary otherwise permitted by this Agreement and the other Loan Documents, Administrative Agent shall, at the request of Borrower and so long as no Default exists or would result therefrom, release such Material Subsidiary from the Subsidiary Guaranty.

      6.3 OTHER GUARANTIES. As an inducement to the Credit Parties to enter into this Agreement, Borrower shall cause each Other Required Guarantor to unconditionally guarantee in favor of the Credit Parties the full payment and performance of the Obligation pursuant to a guaranty in form and substance reasonably acceptable to Administrative Agent. "OTHER REQUIRED GUARANTOR" means, as of any date, any Person (other than POI or a Subsidiary Guarantor) that is an Affiliate of any Company that has, as of such date, guaranteed the payment or performance of any Debt of POI, Borrower, or any other Company exceeding $25,000,000 individually or in the aggregate.

SECTION 7   CONDITIONS PRECEDENT.

      7.1 CONDITIONS PRECEDENT TO CLOSING. This Agreement shall not become effective, and Lenders shall not be obligated to advance any Borrowing or issue any LC, unless the following conditions precedent are satisfied on or before the Closing Date:

      (a) BORROWER DOCUMENTS. Borrower shall deliver or cause to be delivered to Administrative Agent the following, each, unless otherwise noted, dated as of the Closing Date:

            (i) certified copies of its Constituent Documents, together with a good standing certificate from the Secretary of State of the state of its incorporation and each other Material State and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date or brought down to a recent date prior to the Closing Date;

            (ii) an officer's certificate of Borrower certifying (A) its Constituent Documents, (B) resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of this Agreement and the other Loan Documents, certified as of the Closing Date as being in full force and effect without modification or amendment, and (C) signatures and incumbency of its officers executing this Agreement and the other Loan Documents;

            (iii) executed originals of this Agreement, any Notes requested by any Lenders pursuant to SECTION 3.1(a)(ii), and the other Loan Documents to be executed by Borrower; and
            (iv) Uniform Commercial Code searches as Administrative Agent may reasonably request covering Borrower, as debtor, and showing no Liens on any of Borrower's assets (other than Permitted Liens).

      (b) POI DOCUMENTS. Borrower shall deliver or cause to be delivered to Administrative Agent the following, each, unless otherwise noted, dated as of the Closing Date:

            (i) certified copies of POI's Constituent Documents, together with a good standing certificate from the Secretary of State of the state of its incorporation and each other Material State and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date or brought down to a recent date prior to the Closing Date;

            (ii) an officer's certificate of POI certifying (A) its Constituent Documents, (B) resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of the Loan Documents to be executed by POI, certified as of the Closing Date as being in full force and effect without modification or amendment, and (C) signatures and incumbency of its officers executing the Loan Documents to be executed by POI; and

            (iii) executed originals of the POI Guaranty and the other Loan Documents to be executed by POI.

      (c) SUBSIDIARIES DOCUMENTS. Borrower shall deliver or cause to be delivered to Administrative Agent the following with respect to each Subsidiary Guarantor, each, unless otherwise noted, dated as of the Closing
Date:

            (i) certified copies of its Constituent Documents, together with a good standing certificate from the Secretary of State of the state of its incorporation and each other Material State and, to the extent generally available, a certificate or other evidence of good standing as to the payment of any applicable franchise or other similar taxes from the appropriate taxing authority of each of such states, each dated a recent date or brought down to a recent date prior to the Closing Date;

            (ii) an officer's certificate of each Subsidiary Guarantor certifying (A) its Constituent Documents, (B) resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of the Loan Documents to which it is a party, certified as of the Closing Date as being in full force and effect without modification or amendment, and (C) signatures and incumbency of its officers executing the Loan Documents to which it is a party; and

            (iii) executed originals of the Loan Documents to which it is a party.

      (d) OPINIONS OF COUNSEL FOR THE COMPANIES. The Credit Parties and their respective counsel shall have received originally executed copies of a favorable written opinion of counsel for the Companies, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Closing Date, and setting forth substantially the matters in the opinions designated in EXHIBIT E and as to such other matters as Administrative Agent, acting on behalf of the Credit Parties, may reasonably request, including, without limitation, an opinion that the Debt incurred under this Agreement and the related Loan Documents (i) has been incurred or entered into in compliance with the requirements of the Senior Notes and all Subordinated Debt, and (ii) constitutes "SENIOR INDEBTEDNESS" and "GUARANTOR SENIOR INDEBTEDNESS" under the terms of all Subordinated Debt.

      (e) FEES. Borrower shall have paid to Administrative Agent, for distribution (as appropriate) to the Credit Parties, the fees payable on the Closing Date referred to in SECTION 5.2.

      (f) NO MATERIAL ADVERSE EVENT. No Material Adverse Event has occurred since September 30, 1998.

      7.2 CONDITIONS TO ALL BORROWINGS. The obligations of Lenders to make all Borrowings (including the initial Borrowing) and Administrative Agent to issue all LCs (including the initial LC) are subject to the following conditions precedent:

      (a) NOTICE OF BORROWING; NOTICE OF LC. Administrative Agent shall have received, (i) in the case of a Borrowing, in accordance with the provisions of SECTIONS 2.1 and 2.4, an originally executed Notice of Borrowing, and (b) in the case of an LC, in accordance with SECTION 2.2, a Notice of LC.

      (b) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. As of the date of such Borrowing or the issuance of such LC, the representations and warranties in Loan Documents are true, correct, and complete in all material respects (unless they speak to a specific date or are based on facts which have changed by transactions expressly contemplated or permitted by this Agreement).

      (c) NO DEFAULT. No Potential Default, Default, or Material Adverse Event exits or would be caused by the making of such Borrowing or the issuance of such LC.

      (d) NO INJUNCTION OR RESTRAINING ORDER. No order, judgment, or decree of any Governmental Authority shall purport to enjoin or restrain (i) any Lender from making the Borrowing to be made by it, or (ii) Administrative Agent from issuing such LC.

Each condition precedent in this Agreement is material to the transactions contemplated in this Agreement, and time is of the essence in respect of each thereof. Subject to the prior approval of Required Lenders, Lenders may fund any Borrowing and Administrative Agent may issue any LC, without all conditions being satisfied, but, to the extent permitted by Law, the same shall not be deemed to be a waiver of the requirement that each such condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Required Lenders specifically waive each such item in writing.

SECTION 8 REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to the Credit Parties as follows:

      8.1 PURPOSE OF CREDIT FACILITY. Borrower will use (or will loan such proceeds to the Companies to so use) all proceeds of Borrowings for general working capital and other lawful corporate purposes (including Permitted Acquisitions). No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "MARGIN STOCK" within the meaning of REGULATION U. No part of the proceeds of any Borrowing will be used, directly or indirectly, for a purpose which violates any Law, including, without limitation, the provisions of REGULATIONS T, U, or X (as enacted by the Board of Governors of the Federal Reserve System, as amended). "MARGIN STOCK" (as defined in Regulation U) constitutes less than twenty-five percent (25%) of those assets of the Companies that are subject to any limitation on sale, pledge, or similar restrictions hereunder.

      8.2 EXISTENCE, GOOD STANDING, AUTHORITY, AND AUTHORIZATIONS. Each Company is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization (such jurisdictions as of the Closing Date being identified on SCHEDULE 8.2). Each Company is duly qualified to transact business and is in good standing in each jurisdiction where the nature and extent of its business and properties require the same except to the extent that the failure to so qualify could not be a Material Adverse Event. Each Company possesses all the Authorizations, franchises, permits, licenses, certificates of compliance, and approvals and grants of authority necessary or required in the conduct of its respective business(es), and the same are valid, binding, enforceable, and subsisting without any defaults thereunder or enforceable adverse limitations thereon and are not subject to any proceedings or claims opposing the issuance, development, or use thereof or contesting the validity thereof, except to the extent that the failure to have such Authorizations, franchise, permit, license, or certificates of compliance, approvals, and grants of authority, failure to maintain the validity thereof, or where such default pursuant to the terms thereof, could not be a Material Adverse Event.
 No Authorization, consent, approval, waiver, license, or formal exemptions from, nor any filing, declaration, or registration with, any Governmental Authority (federal, state, or local), or non-governmental entity, under the terms of contracts or otherwise, is required by reason of or in connection with the execution and performance of the Loan Documents by each Obligor except for (a) Authorizations, consents, approvals, waivers, and licenses that have been obtained, or (b) consents under immaterial contractual obligations in which the failure to obtain such consents could not be a Material Adverse Event.

      8.3 SUBSIDIARIES; CAPITAL STOCK. The Companies have no Subsidiaries except (a) Subsidiaries as of the Closing Date disclosed on SCHEDULE 8.3, and
(b) Subsidiaries formed or acquired after the Closing Date as a result of transactions permitted by the Loan Documents. All of the outstanding Stock of each Subsidiary is duly authorized, validly issued, fully paid, and nonassessable and, as of the Closing Date, are owned of record and beneficially as set forth on SCHEDULE 8.3, free and clear of any Liens, restrictions, claims, or Rights of another Person, other than Permitted Liens. Except as set forth in SCHEDULE 8.3, as of the Closing Date, no Company has outstanding any warrant, option, or other Right of any Person to acquire any of its Stock.

      8.4 AUTHORIZATION AND CONTRAVENTION. The execution and delivery by each Obligor of each Loan Document to which it is a party and the performance by such Obligor of its obligations thereunder (a) are within the corporate power of such Obligor, (b) have been duly authorized by all necessary corporate action on the part of such Obligor, (c) require no action by or in respect of, or filing with, any Governmental Authority, which action or filing has not been taken or made on or prior to the Closing Date (or if later, the date of execution and delivery of such Loan Document), (d) will not violate any provision of the Constituent Documents of any Company, (e) will not violate any provision of Law applicable to any Company, other than such violations which individually or collectively could not be a Material Adverse Event, (f) will not violate any material written or oral agreements, contracts, commitments, or understandings to which any Company is a party, other than such violations which could not be a Material Adverse Event, or
(g) will not result in the creation or imposition of any Lien on any material asset of any Company.

      8.5 BINDING EFFECT. Upon execution and delivery by all parties thereto, each Loan Document will constitute a legal, valid, and binding obligation of each Obligor that is a party thereto, enforceable against each such Obligor in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

      8.6 FINANCIAL STATEMENTS. The Current Financials were prepared in accordance with GAAP (except as disclosed therein) and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of the Companies as of and for the portion of the fiscal year ending on the date or dates thereof (subject only to normal year-end audit adjustments). There were no material liabilities, direct or indirect, fixed or contingent, of the Companies as of the date or dates of the Current

Financials which are required under GAAP to be reflected therein or in the notes thereto, and are not so reflected. Except for transactions directly related to, or specifically contemplated by, the Loan Documents, there have been no material changes in the consolidated financial condition of the Companies from that shown in the Current Financials after such date which could be a Material Adverse Event, nor has any Company incurred any liability (including, without limitation, any liability under any Environmental Law), direct or indirect, fixed or contingent, after such date which could be a Material Adverse Event.

      8.7 LITIGATION, CLAIMS, INVESTIGATIONS. Except as disclosed in Borrower's FORM 10-KS and FORM 10-QS filed with the Securities and Exchange Commission as of the date hereof, no Company is subject to, or aware of the threat of, any Litigation which could reasonably be expected to be determined adversely to any Company, and, if so adversely determined, could (individually or collectively with other Litigation) be a Material Adverse Event. There are no outstanding orders or judgments for the payment of money in excess of $25,000,000 (individually or collectively) and not paid or covered by insurance or indemnified in a manner reasonably acceptable to Administrative Agent, or any warrant of attachment, sequestration, or similar proceeding against the assets of any Company having a value (individually or collectively) of $25,000,000 or more which is not either (a) stayed on appeal, or (b) being contested in good faith by appropriate proceedings diligently conducted, and against which reserves or other provisions required by GAAP have been made. Except as disclosed in Borrower's FORM 10-KS and FORM 10-QS filed with the Securities and Exchange Commission as of the date hereof, there are no formal complaints, suits, claims, investigations, or proceedings initiated at or by any Governmental Authority pending or, to Borrower's knowledge, threatened by or against any Company which, if adversely determined, could be a Material Adverse Event, nor any judgments, decrees, or orders of any Governmental Authority outstanding against any Company that could be a Material Adverse Event.

      8.8 TAXES. All Tax returns of each Company required to be filed have been filed (or extensions have been granted) prior to delinquency, except for any such returns for which the failure to so file could not be a Material Adverse Event, and all Taxes imposed upon each Company which are due and payable have been paid prior to delinquency, other than Taxes (a) that are being contested in good faith by appropriate proceedings diligently conducted, and against which reserves or other provisions required by GAAP have been made, or (b) for which nonpayment thereof could not be a Material Adverse Event.

      8.9 ENVIRONMENTAL MATTERS. No Company (a) knows of any environmental condition or circumstance, such as the presence or Release of any Hazardous Substance, on any property presently or previously owned or leased by any Company that could be a Material Adverse Event, (b) knows of any violation by any Company of any Environmental Law, except for such violations that could not be a Material Adverse Event, or (c) knows that any Company is under any obligation to remedy any violation of any Environmental Law, except for such obligations that could not be a Material Adverse Event.

      8.10 EMPLOYEE BENEFIT PLANS. (a) No Employee Plan has incurred an accumulated funding deficiency, as defined in SECTION 302 of ERISA and
SECTION 412 of the Code, (b) neither Borrower nor any ERISA Affiliate has incurred material liability which is currently due and remains unpaid beyond the due date thereof under TITLE IV of ERISA to the PBGC or to an Employee Plan in connection with any such Employee Plan, (c) neither Borrower nor any ERISA Affiliate has withdrawn in whole or in part from participation in a Multiemployer Plan as to which there is any material unsatisfied liability (whether or not assessed), (d) Borrower has not engaged in any "PROHIBITED TRANSACTION" (as defined in SECTION 406 of ERISA or SECTION 4975 of the Code) which could be a Material Adverse Event, and (e) no Reportable Event has occurred which is likely to result in the termination of an Employee Plan.

      8.11 PROPERTIES; LIENS. Each Company has good and indefeasible title with respect to all its material real property and good and sufficient title with respect to all its material personal property reflected on the Current Financials, except for property that (a) that is obsolete, or (b) has been disposed of in the ordinary course of business or as otherwise permitted by the Loan Documents. Except for Permitted Liens, there is no Lien on any material property of any Company.

      8.12 GOVERNMENT REGULATIONS. No Company is subject to regulation under the INVESTMENT COMPANY ACT OF 1940, as amended, the PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, as amended, or any other Law (other than REGULATIONS T, U, and X of the Board of Governors of the Federal Reserve System) which regulates the incurrence of Debt.

      8.13 MATERIAL AGREEMENTS. No Company is a party to any agreement, contract, or instrument or is subject to any corporate restriction that is or could be a Material Adverse Event.

      8.14 LABOR MATTERS. There are no actual or, to Borrower's knowledge, threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by the employees of any Company that could be a Material Adverse Event. Hours worked by and payment made to employees of the Companies have not been in violation of the FAIR LABOR STANDARDS ACT or any other applicable Law dealing with such matters, other than any such violations which could not, individually or collectively, be a Material Adverse Event. All payments due from any Company on account of employee health and welfare insurance have been paid or accrued as a liability on its books, other than any such non-payment which could not, individually or collectively, be a Material Adverse Event.

      8.15 SOLVENCY. At the time of each Borrowing hereunder, each Company is (and after giving effect to the transactions contemplated by the Loan Documents, will be) Solvent.

      8.16 INTELLECTUAL PROPERTY. Each Company owns or has sufficient and legally enforceable rights to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its businesses as heretofore conducted by it, now conducted by it, and now proposed to be conducted by it other than those in which the failure to obtain or to apply for could not be a Material Adverse Event. Each Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property right of others, other than any such infringements or claims which, if successfully asserted against and determined adversely to any Company, could not, individually or collectively, be a Material Adverse Event.

      8.17 COMPLIANCE WITH LAWS. No Company is in violation of any Laws, other than such violations which could not, individually or collectively, be a Material Adverse Event. No Company has received notice alleging any non-compliance with any Laws, except for such non-compliance which no longer exists or which could not be a Material Adverse Event.

      8.18 FULL DISCLOSURE. There is no material fact or condition relating to the Loan Documents or the financial condition, business, or property of any Company which could be a Material Adverse Event and which has not been related, in writing, to Administrative Agent. All written information heretofore furnished by any Company to any Credit Party in connection with the Loan Documents was, and all such information hereafter furnished by any Company to any Credit Party will be, true and accurate in all material respects, or in the case of projections, based on reasonable estimates and assumptions on the date as of which such information is dated or certified.

      8.19 YEAR 2000 COMPLIANCE. Except to the extent that the failure to do any of the following could not reasonably be expected to be a Material Adverse Event, Borrower has (a) initiated a review and assessment of all areas within each Company's business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "YEAR 2000 PROBLEM" (that is, the risk that computer applications used by any Company (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (b) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (c) to date, implemented that plan in accordance with that timetable. Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of each Company's business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "YEAR 2000 COMPLIANT"), except to the extent that a failure to do so could not reasonably be expected to be a Material Adverse Event.

      8.20 SENIOR DEBT. The Obligation (and each Borrowing comprising the Obligation) constitutes "SENIOR INDEBTEDNESS" and "GUARANTOR SENIOR INDEBTEDNESS" under the terms of the Convertible Note Indenture, the Senior Subordinated Note Indenture, and the Subordinated Note Indenture.

      SECTION 9 AFFIRMATIVE COVENANTS. Borrower covenants and agrees to perform, observe, and comply with each of the following covenants, from the Closing Date until the payment in full of the Obligation and the termination or cancellation of all outstanding LCs, if any:

      9.1 USE OF PROCEEDS. Borrower shall use the proceeds of Borrowings only for the purposes set forth in SECTION 8.1.

      9.2 BOOKS AND RECORDS. Borrower shall, and shall cause each other Company to, maintain books, records, and accounts necessary to prepare all Financial Statements in accordance with GAAP.

      9.3 ITEMS TO BE FURNISHED. Borrower shall cause the following to be furnished to Administrative Agent (with sufficient copies for each Lender):

      (a) ANNUAL FINANCIAL STATEMENTS. Promptly after preparation, and no later than one hundred and twenty (120) days after the last day of each fiscal year of POI, Financial Statements showing the consolidated financial condition and results of operations for the Companies, as of, and for the year ended on, such day, each accompanied by:
            (i) the opinion of a firm of nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that such Financial Statements were prepared in accordance with GAAP and present fairly the consolidated financial condition and results of operations of the Companies without a "GOING CONCERN" or like qualification; and

            (ii)  a Compliance Certificate.

      (b) PERIODIC FINANCIAL STATEMENTS. Promptly after preparation, and no later than sixty (60) days after the last day of each fiscal quarter of the Companies, Financial Statements showing the consolidated financial condition and results of operations calculated for the Companies for such fiscal quarter and for the period from the beginning of the then-current fiscal year to, such last day, accompanied by a Compliance Certificate with respect to such Financial Statements.

      (c) BUDGET. On or prior to March 31 of each fiscal year of the Companies, the consolidated financial budget for the Companies for such fiscal year.

      (d) NOTICES OF LITIGATION, DEFAULTS, ETC. Notice, promptly after Borrower knows or has reason to know of (i) the existence and status of any Litigation which could, if adversely determined, reasonably be expected to be a Material Adverse Event, or of any order or judgment for the payment of money which (individually or collectively) is in excess of $25,000,000, or any warrant of attachment, sequestration, or similar proceeding against the assets of any Company having a value (individually or collectively) of $25,000,000 and not covered by insurance or indemnified in a manner reasonably acceptable to Administrative Agent, (ii) any material change in any material fact or circumstance represented or warranted in any Loan Document, (iii) a Potential Default or Default specifying the nature thereof and what action Borrower or any other Company has taken, is taking, or proposes to take with respect thereto, (iv) the receipt by any Company of notice of any violation or alleged violation of any Environmental Law, which violation or alleged violation could individually or collectively with other such violations or allegations, be a Material Adverse Event, or (v) (A) the occurrence of a Reportable Event that, alone or together with any other Reportable Event, could reasonably be expected to result in liability of any Company to the PBGC in an aggregate amount exceeding $25,000,000; (B) any expressed statement in writing on the part of the PBGC of its intention to terminate any Employee Plan or Plans; (C) Borrower's or an ERISA Affiliate's becoming obligated to file with the PBGC a notice of failure to make a required installment or other payment with respect to an Employee Plan; or
(D) the receipt by Borrower or an ERISA Affiliate from the sponsor of a Multiemployer Plan of either a notice concerning the imposition of withdrawal liability in an aggregate amount exceeding $25,000,000 or of the impending termination or reorganization of such Multiemployer Plan.

      (e) SEC FILINGS. Promptly after the filing thereof, a true, correct, and complete copy of each FORM 10-K, FORM 10-Q, and FORM 8-K filed by or on behalf of any Company with the Securities and Exchange Commission.

      (f) CHANGE IN RATINGS. Promptly upon the receipt of notice thereof, and in any event within five (5) Business Days after any change in the Moody's Rating or the S & P Rating, notice of such change.

      (g) OTHER INFORMATION. Promptly upon request therefor by any Credit Party, such information (not otherwise required to be furnished under the Loan Documents) respecting the business affairs, assets, and liabilities of the Companies, and such opinions, certifications, and documents, in addition to those mentioned in this Agreement, as reasonably requested (other than privileged and confidential communications between any Company and its legal advisors).

      9.4 INSPECTIONS. Borrower shall, and shall cause each other Company to, upon reasonable prior notice and during normal business hours, allow Administrative Agent (or its Representatives) to inspect any of their properties, to review reports, files, and other records and, if reasonably requested, to make and take away copies thereof, to conduct tests or investigations, and to discuss any of their affairs, conditions, and finances with other directors, officers, employees, other representatives, and independent accountants of the Companies, from time to time, during normal business hours; PROVIDED THAT Administrative Agent shall notify such Company and Borrower prior to any contacts with such accountants and give such Company and Borrower the reasonable opportunity to participate in such discussions.

      9.5 TAXES. Borrower shall, and shall cause each other Company to (a) promptly pay when due any and all Taxes other than Taxes (i) the applicability, amount, or validity of which is being contested in good faith by appropriate proceedings diligently conducted, and against which reserves or other provisions required by GAAP have been made, and in respect of which levy and execution of any lien securing same have been and continue to be stayed, and (ii) in which the failure to so pay could not be a Material Adverse Event, and (b) notify Administrative Agent immediately if the Internal Revenue Service or any other taxing authority commences or notifies any Company of its intention to commence an audit or investigation with respect to any taxes of any kind due or alleged to be due from any Company.

      9.6 MAINTENANCE OF EXISTENCE, ASSETS, AND BUSINESS. Except as otherwise permitted by SECTION 10.11, Borrower shall, and shall cause each other Company to, at all times: (a) maintain its existence and good standing in the jurisdiction of its organization and its authority to transact business in all other jurisdictions where the failure to so maintain its authority to transact business could be a Material Adverse Event; (b) maintain all licenses, permits, and franchises necessary for its business where the failure to so maintain could be a Material Adverse Event; (c) keep all of its material assets which are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof; and (d) do all things necessary to obtain, renew, extend, and continue in effect all Authorizations which may at any time and from time to time be necessary for the Companies to operate their businesses in compliance with applicable Law, where the failure to so renew, extend, or continue in effect could be a Material Adverse Event.

      9.7 INSURANCE. Borrower shall, and shall cause each other Company to, maintain with financially sound, responsible, and reputable insurance companies or associations insurance concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses. At Administrative Agent's request, Borrower shall, and shall cause each Company to, promptly deliver to Administrative Agent evidence of insurance for each policy of insurance and evidence of payment of all premiums.

      9.8 PRESERVATION AND PROTECTION OF RIGHTS. Borrower shall, and shall cause each other Company to, perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as Administrative Agent or Required Lenders may reasonably deem necessary or appropriate in order to preserve and protect the Rights of the Credit Parties under any Loan Document.

      9.9 ENVIRONMENTAL LAWS. Borrower shall, and shall cause each other Company to (a) conduct its business so as to comply in all material respects with all applicable Environmental Laws and shall promptly take corrective action to remedy any material non-compliance with any Environmental Law, and
(b) promptly investigate and remediate any known Release or threatened Release of any Hazardous Substance on any property owned by any Company or at any facility operated by any Company to the extent and degree necessary to comply in all material respects with all applicable Environmental Laws.

      9.10 YEAR 2000 COMPLIANCE. Borrower shall promptly notify Administrative Agent in the event Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to any Company's business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure to be Year 2000 Compliant could not reasonably be expected to be a Material Adverse Event.

      9.11 COMPLIANCE WITH LAWS. Borrower shall, and shall cause each other Company to, comply with the provisions of any Laws applicable to it, or any material written or oral agreement, contract, commitment, or understanding to which it is a party, if such non-compliance alone, or when aggregated with all other such violations, could reasonably be expected to be a Material Adverse Event.

      9.12 AFTER-ACQUIRED SUBSIDIARIES. Borrower shall, and shall cause each other Company to, cause each Material Subsidiary acquired or formed after the Closing Date (an "AFTER-ACQUIRED SUBSIDIARY") to execute and deliver to Administrative Agent, within thirty (30) days following the acquisition or formation thereof, counterpart signature pages to the Subsidiary Guaranty and to provide to Administrative Agent (a) certified copies of such After-Acquired Subsidiary's Constituent Documents, together with a good standing certificate, from the Secretary of State of the state of its incorporation, and (b) an officer's certificate of such After-Acquired Subsidiary certifying (i) its Constituent Documents, (ii) resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of the Loan Documents to be executed by such After-Acquired Subsidiary, and (iii) signatures and incumbency of its officers executing the Loan Documents to be executed by such After-Acquired Subsidiary.

      9.13 OTHER REQUIRED GUARANTORS. Borrower shall cause each Other Required Guarantor to execute and deliver to Administrative Agent, within thirty (30) days after the execution of any guaranty required by SECTION 6.3,
(a) certified copies of such Other Required Guarantor's Constituent Documents, together with a good standing certificate, from the Secretary of State of the state of its incorporation, and (b) an officer's certificate of such Other Required Guarantor certifying (i) its Constituent Documents, (ii) resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of the Loan Documents to be executed by such Other Required Guarantor, and (iii) signatures and incumbency of its officers executing the Loan Documents to be executed by such Other Required Guarantor.

SECTION 10 NEGATIVE COVENANTS. Borrower covenants and agrees to perform, observe, and comply with each of the following covenants, from the Closing Date until the payment in full of the Obligation and the termination or cancellation of all LCs, if any:

      10.1 EMPLOYEE BENEFIT PLANS. Borrower shall not, and shall not permit any ERISA Affiliate to, directly or indirectly, engage in any "PROHIBITED TRANSACTION" (as defined in SECTION 406 of ERISA or SECTION 4975 of the
Code), and the Companies, and their respective ERISA Affiliates shall not, directly or indirectly, (a) incur any "ACCUMULATED FUNDING DEFICIENCY" as such term is defined in SECTION 302 of ERISA with respect to any Employee Plan, (b) permit any Employee Plan to be subject to involuntary termination proceedings pursuant to TITLE IV of ERISA, or (c) fully or partially withdraw from any Multiemployer Plan, if such prohibited transaction, accumulated funding deficiency, termination proceeding, or withdrawal could reasonably be expected to be a Material Adverse Event.

      10.2 DEBT OF FOREIGN SUBSIDIARIES. Borrower shall not permit any Foreign Subsidiary to, directly or indirectly, create, incur, guarantee, assume, or suffer to exist any Debt or any direct, indirect, fixed, or contingent liability for any Debt other than (a) Debt payable to any Company,
(b) Capital Leases of C.E.T., S.A. existing on Closing Date and any refinancings, renewals, or extensions thereof (without any increase in the principal amount thereof), and (c) in addition to the Debt permitted by CLAUSES (a) and (b) above, other Debt in an aggregate principal amount for all Foreign Subsidiaries not to exceed $25,000,000 at any time outstanding.

      10.3 LIENS. Borrower shall not, and shall not permit any other Company to, directly or indirectly, create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets, except the following ("PERMITTED LIENS"):

            (i) pledges or deposits made to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, pensions, or other social security programs;

            (ii) pledges or deposits made to secure performance of bids, tenders, insurance or other contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds as all such Liens arise in the ordinary course of business of the Companies;

            (iii) encumbrances consisting of zoning restrictions, easements, rights-of-way, covenants, minor exceptions to title, or other restrictions on the use of real property, none of which impair in any material respect the use of such property by the Person in question in the operation of its business, and none of which is violated by existing or proposed structures or land use (where such violation could be a Material Adverse Event);

            (iv) Liens of landlords or of mortgagees of landlords on fixtures and movable property located on premises leased in the ordinary course of business;

            (v) claims and Liens for Taxes (A) that are not due and payable, or (B) in which the applicability, amount, or validity of which is being contested in good faith by appropriate proceedings diligently conducted, and against which reserves or other provisions required by GAAP have been made and levy and execution thereon have been stayed and continue to be stayed;

            (vi) claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens in which (A) the amounts due thereunder are not overdue for a period of more than thirty (30) days, or
      (B) the applicability, amount, or validity of which is being contested in good faith by appropriate proceedings diligently conducted, and against which reserves or other provisions required by GAAP have been made and levy and execution thereon have been stayed and continue to be stayed;

            (vii)  Liens in existence on the date hereof listed on
      SCHEDULE 10.3, securing Debt existing as of the Closing Date and any refinancings, renewals, or extensions thereof (without any increase in the principal amount thereof);

            (viii) Liens on assets acquired pursuant to a Permitted Acquisition securing Debt of any Company assumed in connection with such Permitted Acquisition not to exceed fifteen percent (15%) of the aggregate consideration for such Permitted Acquisition;

            (ix) any interest or title of a lessor under any lease entered into by any Company in the ordinary course of its business and covering only the assets so leased;

            (x) any obligations or duties affecting any of the properties of any Company to any municipality or public authority with respect to any franchise, grant, license, or permit which do not materially impair the use of such property for the purposes for which it is held;

            (xi) liens imposed by operation of law with respect to any judgments or orders not constituting a Default;

            (xii) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases entered into by any Company in the ordinary course of business;

            (xiii) licenses, leases, or subleases permitted hereunder granted to others not interfering in any material respect with the business of any Company;

            (xiv) Liens in favor of banking institutions arising by operation of law encumbering deposits (including the right of setoff) held by such banking institution incurred in the ordinary course of business and which are within the general parameters customary in the banking industry; and

            (xv) Liens not otherwise permitted by this SECTION 10.3 PROVIDED THAT the aggregate outstanding principal amount of the obligations secured thereby does not exceed $25,000,000 in the aggregate at any time outstanding.

      10.4 TRANSACTIONS WITH AFFILIATES. Borrower shall not, and shall not permit any other Company to, enter into any transaction with any of its Affiliates, other than transactions upon fair and reasonable terms not materially less favorable than such Company could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate; PROVIDED, HOWEVER, that the Companies shall be entitled to make the following payments and/or enter into the following transactions:

      (a) the payment of reasonable and customary fees and reimbursement of expenses payable to directors of any Company;

      (b) the employment arrangements with respect to the procurement of services of directors, officers, and employees in the ordinary course of business and the payment of reasonable fees in connection therewith;

      (c)   the transactions, agreements, and arrangements described on
SCHEDULE 10.4; and

      (d) any other transaction between Affiliates otherwise expressly permitted by this Agreement.

      10.5 COMPLIANCE WITH DOCUMENTS. Borrower shall not, and shall not permit any other Company to, (a) violate the provisions of its Constituent Documents, or (b) modify, repeal, replace, or amend any provision of its Constituent Documents, in each case where such action could be a Material Adverse Event.

      10.6 FISCAL YEAR AND ACCOUNTING METHODS. Borrower shall not, and shall not permit any other Company to, change its fiscal year for book accounting purposes; PROVIDED THAT POI and Borrower may change their respective fiscal year with the prior written consent of Administrative Agent, such consent not to be unreasonably withheld.

      10.7 NEW BUSINESS. Borrower shall not, and shall not permit any other Company (other than Subsidiaries of POI that in the aggregate contribute five percent (5%) or less of the consolidated total assets of the Companies as of the last day of the immediately preceding fiscal year of the Companies) to, directly or indirectly, permit or suffer to exist any material change in the type of businesses in which it is engaged from the businesses of the Companies as conducted on the Closing Date or reasonable extensions thereof.

      10.8 LOANS, ADVANCES, AND INVESTMENTS. Borrower shall not, and shall not permit any other Company to, make any loan, advance, extension of credit, or capital contribution to, make any investment in, or purchase or commit to purchase any Stock or evidences of Debt of, or interests in, any other Person, other than: (a) readily marketable, direct, full faith and credit obligations of the United States of America, or obligations guaranteed by the full faith and credit of the United States of America, maturing within not more than one year from the date of acquisition; (b) short term certificates of deposit and time deposits, which mature within one year from the date of issuance and which are fully insured by the Federal Deposit Insurance Corporation; (c) commercial paper maturing in 365 days or less from the date of issuance and rated either "P-1" by Moody's, or "A-1" by S & P; (d) debt instruments of a domestic issuer which mature in one (1) year or less and which are rated "A" or better by Moody's or S&P on the date of acquisition of such investment; (e) demand deposit accounts which are maintained in the ordinary course of business; (f) Permitted Acquisitions; (g) trade accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms;
(h) investments by the Companies in Domestic Subsidiaries as of the Closing Date and formed in accordance with the terms of this Agreement; (i) loans and advances by the Companies to their respective directors, officers, and employees in an aggregate principal amount not to exceed $2,500,000 in the aggregate at any time outstanding; (j) loans, advances, or investments existing on the Closing Date and listed on SCHEDULE 10.8, and extensions, renewals, modifications, restatements, or replacements thereof; (k) investments consisting of Debt of any Company to any other Company; (l) promissory notes and other similar non-cash consideration received by any Company in connection with the dispositions permitted by SECTION 10.11; (m) investments in Financial Hedge Agreements; (n) investments received in connection with the bankruptcy or reorganization or suppliers and customers in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; (o) investments of (i) the Companies (other than Foreign Subsidiaries) in Foreign Subsidiaries in an aggregate amount not to exceed at any one time outstanding fifteen percent (15%) of the consolidated total assets of the Companies determined in accordance with GAAP for the most recent fiscal year (without regard to any write down or write up thereof), and (ii) Foreign Subsidiaries in other Foreign Subsidiaries; and (p) in addition to the foregoing, other investments by the Companies in an aggregate amount not exceeding five percent (5%) of the consolidated total assets of the Companies determined in accordance with GAAP for the most recent fiscal year (without regard to any write down or write up thereof).

      10.9  DISTRIBUTIONS AND SUBORDINATED DEBT PAYMENTS.

      (a) DISTRIBUTIONS. Borrower shall not, and shall not permit any other Company to, directly or indirectly declare, make, or pay any Distributions, other than (i) Distributions declared, made, or paid by any Company wholly in the form of its capital Stock, and (ii) Distributions by any Company to Borrower or Lifeline, (iii) so long as no Default exists or would result from the payment thereof, Distributions by any Company to POI and Distributions by POI to the holders of its Stock, in each case in an aggregate amount during any fiscal year of the Companies not to exceed the SUM of (A) twenty-five percent (25%) of the consolidated net income of the Companies for the immediately preceding fiscal year of the Companies, PLUS (B) an amount for the purpose of making Distributions to the holders of POI's Stock equal to the net proceeds from the issuance of POI's Stock, (iv) Distributions in the form of Common Stock of POI issued in connection with the conversion of the Convertible Notes, and (v) Distributions from any Subsidiary of POI to POI the proceeds of which:
            (A) shall be applied by POI directly to pay out-of- pocket expenses, for administrative, legal, and accounting services provided by third parties that are reasonable and customary and incurred in the ordinary course of business for such professional services, or to pay franchise fees and similar costs;

            (B) will be used to repurchase the Stock of POI (x) from directors, employees, or members of the management of any Company, at a price not in excess of the fair market value of such Stock, in an aggregate amount not in excess of $10,000,000 (net of the proceeds received by POI as a result of any resales of any such Stock), or (y) in order to fulfill the obligations of any Company under an employee Stock purchase plan or similar plan covering employees of any Company as from time to time in effect;

            (C) will be used to pay taxes of the Companies as part of a consolidated, combined, or unitary tax filing group or of the separate operations of POI; or

            (D) will be used to make investments in, or loans to, any Subsidiary of POI otherwise permitted pursuant to this Agreement.

      (b) SUBORDINATED DEBT. Borrower shall not, and shall not permit any other Company to, make any payment on any Subordinated Debt (i) when it violates the subordination provisions thereof, PROVIDED THAT so long as no Default exists Borrower may (A) redeem, defease, or repurchase Subordinated Debt with the proceeds of issuance of Stock of POI or Borrower, and (B) refinance Subordinated Debt with the proceeds of other Subordinated Debt, or
(ii) with the proceeds of any Debt that is not Subordinated Debt if the Leverage Ratio is, as of the most recent date of determination hereunder, greater than 4.5 to 1.0.

      10.10 RESTRICTIONS ON COMPANIES. Borrower shall not, and shall not permit any other Company to, enter into or permit to exist any material arrangement or agreement (other than the Loan Documents and, solely with respect to Foreign Subsidiaries, the agreements evidencing the Debt permitted by SECTION 10.2) which directly or indirectly prohibits any Subsidiary of Borrower from (i) declaring, making, or paying, directly or indirectly, any Distribution to Borrower, (ii) paying any Debt owed to Borrower, (iii) making loans, advances, or investments to Borrower, or (iv) transferring any of its property or assets to Borrower.

      10.11 SALE OF ASSETS. Borrower shall not, and shall not permit any other Company to, sell, assign, transfer, or otherwise dispose of any of its assets, other than (a) sales of inventory and equipment leases (including, without limitation, equipment leases originated or acquired by C.E.T., S.A. or its Subsidiaries) in the ordinary course of business, (b) the sale, discount, or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection, (c) sales of immaterial assets for consideration not less than the fair market value thereof, (d) dispositions of obsolete assets and assets no longer useful in the respective businesses of the Companies, (e) transfers resulting from any casualty or condemnation of property of assets, (f) licenses or sublicenses of intellectual property and general intangibles and licenses, leases, or subleases of other property in each case in the ordinary course of business and that do not materially interfere with the business of any Company, (g) dispositions permitted by SECTION 10.12, and (h) other asset sales during any fiscal year of the Companies in an aggregate amount not exceeding ten percent (10%) of the consolidated total assets of the Companies determined in accordance with GAAP for the most recent fiscal year (without regard to any write down or write up thereof).

      10.12 MERGERS AND DISSOLUTIONS; SALE OF CAPITAL STOCK. Borrower shall not, and shall not permit any other Company to, directly or indirectly, merge or consolidate with any other Person, other than (a) as a result of a Permitted Acquisition, (b) mergers or consolidations involving Borrower if Borrower is the surviving entity, and (c) mergers among Wholly-owned Companies; PROVIDED THAT in any merger involving Borrower (including a Permitted Acquisition effected as a merger), Borrower must be the surviving entity, and, in any merger involving any other Company (including a Permitted Acquisition effected as a merger), a Company must be the surviving entity. Borrower shall not, and shall not permit any other Company to, liquidate, wind up, or dissolve (or suffer any liquidation or dissolution), other than liquidations, wind ups, or dissolutions incident to mergers permitted under this SECTION 10.12.

      10.13 FINANCIAL COVENANTS. As calculated on a consolidated basis for the Companies:

      (a) LEVERAGE RATIO. Borrower shall not permit the Leverage Ratio, as of the last day of any fiscal quarter of the Companies during the following periods, to be greater than the ratio set forth opposite such period below:

         --------------------------------------------------------------
                 PERIOD                                   RATIO
         --------------------------------------------------------------
          Closing Date through                         5.0 to 1.0
            December 30, 1999
         --------------------------------------------------------------
          December 31, 1999 and                        4.5 to 1.0
               thereafter
         --------------------------------------------------------------

      (b) INTEREST COVERAGE. Borrower shall not permit the Interest Coverage Ratio, as of the last day of any fiscal quarter of the Companies, to be less than 2.75 to 1.0.

SECTION 11 DEFAULT. The term "DEFAULT" means the occurrence of any one or more of the following events:

      11.1  PAYMENT OF OBLIGATION.

      (a) The failure or refusal of Borrower to pay any of the Obligation (other than principal) when it becomes due and payable under the Loan Documents and such failure shall continue for five (5) days after such payment became due.

      (b) The failure or refusal of Borrower to pay any principal of the Obligation when it becomes due and payable under the Loan Documents

      11.2  COVENANTS.

      (a) The failure or refusal of Borrower (and, if applicable, any other Material Company) to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in any SECTION 9.3 or
SECTION 10.

      (b) The failure or refusal of Borrower (and, if applicable, any other Material Company) to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in any Loan Document (other than the covenants to pay the Obligation and the covenants in (a) preceding) and, if such failure is capable of being cured within the appropriate time, then such failure shall continue for thirty (30) days after the earlier to occur of the date (i) any Responsible Officer knows of, or
(ii) Borrower receives notice from Administrative Agent of, such failure or refusal.

      11.3  DEBTOR RELIEF.  Any Material Company (a) shall not be Solvent,
(b) fails to pay its Debts generally as they become due, (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, other than as a creditor or claimant, or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of any Credit Party granted in the Loan Documents (UNLESS, in the event such proceeding is involuntary, the petition instituting same is dismissed within sixty (60) days after its filing).

      11.4 JUDGMENTS AND ATTACHMENTS. Any Material Company fails, within sixty (60) days after entry, to pay, bond, or otherwise discharge any judgment or order for the payment of money in excess of $25,000,000 (individually or collectively) and not paid or covered by insurance or indemnified in a manner reasonably acceptable to Administrative Agent, or any warrant of attachment, sequestration, or similar proceeding against any Material Company's assets having a value (individually or collectively) of $25,000,000 which is not stayed on appeal.

      11.5 MISREPRESENTATION. Any representation or warranty made by any Company contained in any Loan Document shall at any time prove to have been incorrect in any material respect when made.

      11.6  CHANGE OF CONTROL.

      (a) POI shall cease to own, directly or indirectly, one hundred percent (100%) of the voting control (directly or indirectly) of Borrower; or

      (b) Western Resources, Inc. shall cease to own, directly or indirectly, more than fifty percent (50%) of the voting control (directly or indirectly) of POI.

      11.7  DEFAULT UNDER OTHER DEBT AND AGREEMENTS.

      (a) The occurrence of any "DEFAULT" or "EVENT OF DEFAULT" or other breach which remains uncured after the expiration of any period of grace, notice, or right to cure, if any, or unwaived on any date of determination under or with respect to the Senior Notes or any Subordinated Debt; or

      (b) The trustee with respect to, or any holder of, the Senior Notes or any Subordinated Debt shall effectively declare all or any portion of such Debt or obligation thereunder due and payable prior to the stated maturity thereof; or

      (c) Any Material Company fails to pay when due (after lapse of any applicable grace periods) any Debt of such Material Company (other than the Obligation) in excess (individually or collectively) of $25,000,000.

      11.8  EMPLOYEE BENEFIT PLANS.

      (a) A "REPORTABLE EVENT" or "REPORTABLE EVENTS," or a failure to make a required installment or other payment (within the meaning of SECTION 412(n)(1) of the Code), shall have occurred with respect to any Employee Plan or Employee Plans that is reasonably expected to result in liability of Borrower to the PBGC or to a Plan in an aggregate amount exceeding $25,000,000; or

      (b) Borrower or any ERISA Affiliate has provided to any affected party a sixty (60) day notice of intent to terminate an Employee Plan pursuant to a distress termination in accordance with SECTION 4041(c) of ERISA if the liability reasonably expected to be incurred as a result of such termination will exceed $25,000,000; or

      (c) A trustee shall be appointed by a United States district court to administer any Employee Plan; or

      (d) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Employee Plan; or

      (e) (i) Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability (within the meaning of SECTION 4201 of ERISA) to such Multiemployer Plan,
(ii) Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such withdrawal liability or is not contesting such withdrawal liability in a timely and appropriate manner and (iii) the amount of such withdrawal liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with withdrawal liabilities (determined as of the date or dates of such notification), exceeds $25,000,000; or

      (f) Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of TITLE IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $25,000,000.

      11.9 VALIDITY AND ENFORCEABILITY OF LOAN DOCUMENTS. Any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect or be declared to be null and void (other than in accordance with the terms hereof or thereof) and, if such invalidity is capable of being cured without materially disadvantaging any Credit Party, Borrower fails to cure such invalidity within thirty (30) days after Borrower receives written notice from Administrative Agent of such invalidity, or the validity or enforceability thereof shall be contested by any Company party thereto or any Company shall deny in writing that it has any or any further liability or obligations under any Loan Document to which it is a party.

      11.10 ENVIRONMENTAL LIABILITY. If any event or condition shall occur or exist with respect to any activity or substance regulated under the Environmental Law and as a result of such event or condition, any Company shall have incurred or in the opinion of the banks be reasonably likely to incur a liability in excess of $25,000,000 liability during any consecutive twelve (12) month period.

SECTION 12  RIGHTS AND REMEDIES.

      12.1  REMEDIES UPON DEFAULT.

      (a) If a Default exists under SECTION 11.3(c) or 11.3(d), then the commitment to extend credit hereunder shall automatically terminate and the entire unpaid balance of the Obligation shall automatically become due and payable without any action or notice of any kind whatsoever and Borrower shall be required to provide cash collateral in an amount equal to one hundred percent (100%) of the LC Exposure then existing in accordance with
SECTION 2.2(h).

      (b) If any Default exists, then Administrative Agent may with the consent of Required Lenders (and, subject to the terms of SECTION 13, shall upon the request of Required Lenders) do any one or more of the following:
(i) if the maturity of the Obligation has not already been accelerated under
SECTION 12.1(a), then declare the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable; (ii) terminate the commitments of Lenders to extend credit hereunder; (iii) reduce any claim to judgment; (iv) to the extent permitted by Law, exercise (or request each Lender to, and each Lender shall be entitled to, exercise) the Rights of offset or banker's Lien against the interest of any Company in and to every account and other property of any Company which are in the possession of any Credit Party to the extent of the full amount of the Obligation (to the extent permitted by Law, Borrower being deemed directly obligated to each Credit Party in the full amount of the Obligation for such purposes); PROVIDED, HOWEVER, such Credit Party shall thereafter promptly notify Borrower and Administrative after any such offset and the application made by such Lender; (v) if the maturity of the Obligation has not already been accelerated under SECTION 12.1(a), then demand Borrower to provide cash collateral in an amount equal to one hundred percent (100%) of the LC Exposure then existing in accordance with SECTION 2.2(h); and (vi) exercise any and all other legal or equitable Rights afforded by the Loan Documents, the Laws of the State of Texas, or any other applicable jurisdiction as Administrative Agent shall deem appropriate, or otherwise, including, but not limited to, the Right to bring suit or other proceedings before any Governmental Authority either for specific performance of any covenant or condition contained in any of the Loan Documents or in aid of the exercise of any Right granted to any Credit Party in any of the Loan Documents.

      12.2 COMPANY WAIVERS. To the extent permitted by Law, the Companies and Guarantors hereby waive presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agree that their respective liability with respect to the Obligation (or any part thereof) shall not be affected by any renewal or extension in the time of payment of the Obligation (or any part thereof), by any indulgence, or by any release or change in any security for the payment of the Obligation (or any part thereof).

      12.3 PERFORMANCE BY ADMINISTRATIVE AGENT. If any covenant, duty, or agreement of any Company is not performed in accordance with the terms of the Loan Documents, while a Default exists, then Administrative Agent may, at its option (but subject to the approval of Required Lenders), perform or attempt to perform such covenant, duty, or agreement on behalf of such Company. In such event, any amount expended by Administrative Agent in such performance or attempted performance shall be payable by the Obligors, jointly and severally, to Administrative Agent on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by Administrative Agent until paid. Notwithstanding the foregoing, it is expressly understood that Administrative Agent does not assume, and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any Company.

      12.4 DELEGATION OF DUTIES AND RIGHTS. The Credit Parties may perform any of their duties or exercise any of their Rights under the Loan Documents by or through their respective Representatives.

      12.5 NOT IN CONTROL. Nothing in any Loan Document shall, or shall be deemed to (a) give any Credit Party the Right to exercise control over the assets (including real property), affairs, or management of any Company, (b) preclude or interfere with compliance by any Company with any Law, or (c) require any act or omission by any Company that may be harmful to Persons or property. Any "MATERIAL ADVERSE EVENT" or other materiality qualifier in any representation, warranty, covenant, or other provision of any Loan Document is included for credit documentation purposes only and shall not, and shall not be deemed to, mean that any Credit Party acquiesces in any non-compliance by any Company with any Law or document, or that any Credit Party does not expect any Company to promptly, diligently, and continuously carry out all appropriate removal, remediation, and termination activities required or
appropriate in accordance with all Environmental Laws.   The Credit Parties
have no fiduciary relationship with or fiduciary duty to any Company arising out of or in connection with the Loan Documents, and the relationship between the Credit Parties, on the one hand, and the Companies, on the other hand, in connection with the Loan Documents is solely that of debtor and creditor. The power of the Credit Parties under the Loan Documents is limited to the Rights provided in the Loan Documents, which Rights exist solely to assure payment and performance of the Obligation and may be exercised in a manner calculated by the Credit Parties in their respective good faith business judgment.

      12.6 COURSE OF DEALING. The acceptance by any Credit Party at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by any Credit Party of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by any Credit Party in exercising any Right under the Loan Documents shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Documents or otherwise.

      12.7 CUMULATIVE RIGHTS. All Rights available to the Credit Parties under the Loan Documents are cumulative of and in addition to all other Rights granted to the Credit Parties at law or in equity, whether or not the Obligation is due and payable and whether or not the Credit Parties have instituted any suit for collection, foreclosure, or other action in connection with the Loan Documents.

      12.8 APPLICATION OF PROCEEDS. Any and all proceeds ever received by any Credit Party from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation in the order and manner set forth in
SECTION 3.11.

      12.9 CERTAIN PROCEEDINGS. Borrower will promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers any Credit Party may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or Authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Documents. Because

Borrower agrees that the Credit Parties' remedies at Law for failure of Borrower to comply with the provisions of this SECTION 12.9 would be inadequate and that such failure would not be adequately compensable in damages, Borrower agrees that the covenants of this SECTION 12.9 may be specifically enforced.

      12.10 EXPENDITURES BY LENDERS. Borrower shall promptly pay within fifteen (15) Business Days after request therefor (a) all reasonable costs, fees, and expenses paid or incurred by Administrative Agent and Lead Arranger, incident to any Loan Document (including, but not limited to, the reasonable fees and expenses of counsel to Administrative Agent and Lead Arranger in connection with the negotiation, preparation, delivery, execution, coordination, and administration of the Loan Documents and any related amendment, waiver, or consent), and (b) all reasonable costs and expenses of each Credit Party incurred by such Credit Party in connection with the enforcement of the obligations of any Obligor arising under the Loan Documents (including, without limitation, costs and expenses incurred in connection with any workout or bankruptcy) or the exercise of any Rights arising under the Loan Documents (including, but not limited to, reasonable attorneys' fees including court costs and other costs of collection), all of which shall be a part of the Obligation and shall bear interest at the Default Rate from the date due until the date repaid.

      12.11 INDEMNIFICATION. BORROWER SHALL, AND SHALL CAUSE EACH OTHER COMPANY TO, INDEMNIFY AND HOLD HARMLESS EACH CREDIT PARTY AND EACH OF THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES SUBJECT TO THE LIMITATIONS, IF ANY, SET FORTH IN SECTION 12.10 (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE BORROWINGS (INCLUDING ANY OF THE FOREGOING ARISING FROM THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY), EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. NO INDEMNIFIED PARTY MAY SEEK INDEMNIFICATION HEREUNDER FOR LIABILITIES OR EXPENSES OWED TO ANY COMPANY, TO THE EXTENT SUCH LIABILITIES OR EXPENSES ARISE OUT OF SUCH INDEMNIFIED PARTY'S BREACH OF THIS AGREEMENT AS DETERMINED IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 12.11 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY BORROWER, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON OR ANY INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO. BORROWER AND EACH OTHER COMPANY AGREE NOT TO ASSERT ANY CLAIM AGAINST ANY INDEMNIFIED PARTY ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE BORROWINGS. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER AGREEMENT OF BORROWER HEREUNDER, THE AGREEMENTS AND OBLIGATIONS OF BORROWER CONTAINED IN THIS SECTION 12.11 SHALL SURVIVE THE PAYMENT IN FULL OF THE BORROWINGS AND ALL OTHER AMOUNTS PAYABLE UNDER THIS AGREEMENT.

NOTWITHSTANDING THE FOREGOING, BORROWER SHALL HAVE NO OBLIGATION HEREUNDER TO ANY INDEMNIFIED PARTY WITH RESPECT TO ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES THAT ARE ATTRIBUTABLE TO ANY HAZARDOUS MATERIALS THAT ARE FIRST USED, MANUFACTURED, EMITTED, GENERATED, TREATED, LOCATED, RELEASED, STORED, OR DISPOSED OF ON ANY REAL PROPERTY OWNED, OPERATED, OR LEASED BY A COMPANY AND ANY VIOLATION OF ENVIRONMENTAL LAWS, WHICH IN EITHER CASE, FIRST OCCUR ON OR WITH RESPECT TO SUCH REAL PROPERTY AFTER THE PROPERTY IS TRANSFERRED TO ANY OF THE INDEMNIFIED PARTIES OR THEIR SUCCESSORS BY FORECLOSURE SALE, DEED IN LIEU OF FORECLOSURE, OR SIMILAR TRANSFER, EXCEPT TO THE EXTENT SUCH MANUFACTURE, EMISSION, RELEASE, GENERATION, TREATMENT, STORAGE, RELEASE, OR DISPOSAL OR VIOLATION IS ACTUALLY CAUSED BY A COMPANY.

SECTION 13  AGREEMENT AMONG LENDERS.

      13.1  ADMINISTRATIVE AGENT.

      (a) APPOINTMENT. Each Lender hereby appoints NationsBank (and NationsBank hereby accepts such appointment) as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Lender in and under all Loan Documents; (ii) to arrange the means whereby the funds of Lenders are to be made available to Borrower under the Loan Documents; (iii) to take such action as may be requested by any Lender under the Loan Documents (when such Lender is entitled to make such request under the Loan Documents and after such requesting Lender has obtained the concurrence of such other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to Lenders under the Loan Documents; (v) to timely distribute, and Administrative Agent agrees to so distribute, to each Lender all material information, requests, documents, and items received from any Company under the Loan Documents; (vi) to promptly distribute to each Lender its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents; (vii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from Lenders; and (viii) to execute, on behalf of Lenders, such releases or other documents or instruments as are permitted by the Loan Documents or as directed by Lenders from time to time; PROVIDED, HOWEVER, Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to the Loan Documents or applicable Law.

      (b) SUCCESSOR AGENT. Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to Lenders and may be removed as Administrative Agent under the Loan Documents at any time with cause by Required Lenders. Should the initial or any successor Administrative Agent ever cease to be a party hereto or should the initial or any successor Administrative Agent ever resign or be removed as Administrative Agent, then Required Lenders shall elect the successor Administrative Agent from among Lenders (other than the resigning Administrative Agent) which successor Administrative Agent shall, unless a Payment Default exists, be reasonably acceptable to Borrower. If no successor Administrative Agent shall have been so appointed by Required Lenders, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a commercial bank having a combined capital and surplus of at least $1,000,000,000 and which successor Administrative Agent shall, unless a Payment Default exists, be reasonably acceptable to Borrower. Upon the acceptance of any appointment as Administrative Agent under the Loan Documents by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations of Administrative Agent under the Loan Documents (PROVIDED, HOWEVER, that when used in connection with LCs issued and outstanding prior to the appointment of the successor Administrative Agent, "ADMINISTRATIVE AGENT" shall continue to refer solely to the bank that issued the outstanding LC; PROVIDED FURTHER that any LCs issued or renewed after the appointment of any successor Administrative Agent shall be issued by such successor Administrative Agent), and each Lender shall execute such documents as any Lender may reasonably request to reflect such change in and under the Loan Documents. After any retiring Administrative Agent's resignation or removal as Administrative
Agent under the Loan Documents, the provisions of this SECTION 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

      (c) RIGHTS AS LENDER. Administrative Agent, in its capacity as a Lender, shall have the same Rights under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Administrative Agent; the term "LENDER" shall, unless the context otherwise indicates, include Administrative Agent; and any resignation, or removal of by Administrative Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree that Administrative Agent is not a fiduciary for Lenders or for Borrower but simply is acting in the capacity described herein to alleviate administrative burdens for both Borrower and Lenders, that Administrative Agent has no duties or responsibilities to Lenders or Borrower except those expressly set forth herein, and that Administrative Agent in its capacity as a Lender has all Rights of any other Lender.

      (d) OTHER ACTIVITIES. Administrative Agent and its Affiliates may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with any Company, act as trustee or depositary for any Company, or otherwise be engaged in other transactions with any Company (collectively, the "OTHER ACTIVITIES") not the subject of the Loan Documents. Without limiting the Rights of Lenders specifically set forth in the Loan Documents, Administrative Agent and its Affiliates shall not be responsible to account to Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of any Company which are not contemplated or included in the Loan Documents, any present or future offset exercised by Administrative Agent and its Affiliates in respect of such other activities, any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of Administrative Agent or its Affiliates which may be or become security for the obligations of any Company arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other activities; provided that if any payments in respect of such guaranties or such property or the proceeds thereof shall be applied to reduction of the obligations of any Obligor arising under the Loan Documents, then each Lender shall be entitled to share in such application ratably.

      13.2 EXPENSES. Upon demand by Administrative Agent, each Lender shall pay its Pro Rata Part of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees, and other costs of collection) incurred by Administrative Agent in connection with any of the Loan Documents if and to the extent Administrative Agent does not receive reimbursement therefor from other sources within 60 days after incurred (other than expenses incurred as a result of Administrative Agent's gross negligence or willful misconduct); PROVIDED THAT each Lender shall be entitled to receive its Pro Rata Part of any reimbursement for such expenses, or part thereof, which Administrative Agent subsequently receives from such other sources.

      13.3 PROPORTIONATE ABSORPTION OF LOSSES. Except as otherwise provided in the Loan Documents, nothing in the Loan Documents shall be deemed to give any Lender any advantage over any other Lender insofar as the Obligation arising under the Loan Documents is concerned, or to relieve any Lender from absorbing its Pro Rata Part of any losses sustained with respect to the Obligation (except to the extent such losses result from unilateral actions or inactions of any Lender that are not made in accordance with the terms and provisions of the Loan Documents).

      13.4 DELEGATION OF DUTIES; RELIANCE. Administrative Agent may perform any of its duties or exercise any of its Rights under the Loan Documents by or through its Representatives. Administrative Agent and its Representatives shall (a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order, or other documents or conversation believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent, (b) be entitled to deem and treat each Lender as the owner and holder of the Principal Debt owed to such Lender for all purposes until, subject to
SECTION 14.13, written notice of the assignment or transfer thereof shall have been given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of the Principal Debt owed to such Lender or portion thereof until such notice is given and received), (c) not be deemed to have notice of the occurrence of a Potential Default or Default unless a responsible officer of Administrative Agent, who handles matters associated with the Loan Documents and transactions thereunder, has received written notice from a Lender or Borrower and stating that such notice is a "NOTICE OF DEFAULT," and (d) be entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Administrative Agent and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

      13.5  LIMITATION OF LIABILITY.

      (a) EXCULPATION. No Agent nor any of its Representatives shall be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and reasonably believed by it or them to be within the discretion or power conferred upon it or them by the Loan Documents or be responsible for the consequences of any error of judgment, except for fraud, gross negligence, or willful misconduct; and no Agent nor any of its Representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (PROVIDED THAT nothing herein shall negate the obligation of Administrative Agent to account for funds received by it for the account of any Lender).

      (b) INDEMNITY. Unless indemnified to its satisfaction against loss, cost, liability, and expense, no Agent shall be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If any Agent requests instructions from Lenders or Required Lenders, as the case may be, with respect to any act or action (including, but not limited to, any failure to act) in connection with any Loan Document, such Agent shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions.
Except where action of Required Lenders or all Lenders is required in the Loan Documents, each Agent may act hereunder in its own discretion without requesting instructions. In no event, however, shall any Agent or any of its Representatives be required to take any action which it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender shall have any right of action against any Agent as a result of such Agent's acting or refraining from acting hereunder in accordance with the instructions of Required Lenders (or all Lenders if required in the Loan Documents).

      (c) RELIANCE. No Agent shall be responsible in any manner to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon any Agent in respect of, (i) the creditworthiness of any Company and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith,
(iv) the existence, priority, or perfection of any Lien, if any, now or hereafter granted or purported to be granted under any Loan Document, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of any Company. EACH LENDER AGREES TO INDEMNIFY EACH AGENT AND ITS RESPECTIVE REPRESENTATIVES AND HOLD THEM HARMLESS FROM AND AGAINST (BUT LIMITED TO SUCH LENDER'S PRO RATA PART OF) ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES, AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THEM IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THE LOAN DOCUMENTS (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF ADMINISTRATIVE AGENT OR ITS REPRESENTATIVES), TO THE EXTENT ANY AGENT AND ITS RESPECTIVE REPRESENTATIVES ARE NOT REIMBURSED FOR SUCH AMOUNTS BY ANY COMPANY (PROVIDED THAT NO AGENT NOR ANY OF ITS REPRESENTATIVES SHALL NOT HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER FOR ITS OR THEIR OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT).

      13.6 DEFAULT. Upon the occurrence and continuance of a Default, Lenders agree to promptly confer in order that Required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders; and Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until Administrative Agent shall have received instructions from Required Lenders. All rights of action under this Agreement and the other Loan Documents and all rights to any collateral, if any, hereunder may be enforced by Administrative Agent and any suit or proceeding instituted by Administrative Agent in furtherance of such enforcement shall be brought in their respective names as Administrative Agent without the necessity of joining as plaintiffs or defendants any other Credit Party, and the recovery of any judgment shall be for the benefit of the Credit Parties subject to the expenses of Administrative Agent. In actions with respect to any property of any Company, Administrative Agent is acting for the ratable benefit of each Credit Party. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of any Company to the Obligation shall be construed as being for the ratable benefit of each Credit Party.

      13.7 LIMITATION OF LIABILITY. To the extent permitted by Law, (a) no Agent (acting in its respective agent capacity) shall incur any liability to any other Credit Party or Participant except for acts or omissions resulting from its own fraud, gross negligence or wilful misconduct, and (b) no Credit Party shall incur any liability to any other Person for any act or omission of any other Credit Party or any Participant.

      13.8 RELATIONSHIP OF LENDERS. Nothing herein shall be construed as creating a partnership or joint venture among the Credit Parties.

      13.9 BENEFITS OF AGREEMENT. Except for the representations and covenants in SECTIONS 13.1(a), 13.1(b), and 13.1(d) in favor of Borrower, none of the provisions of this SECTION 13 shall inure to the benefit of any Company or any other Person other than the Credit Parties;
consequently, no Company or any other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of any Credit Party to comply with such provisions.

      13.10 AGENTS. No Lender identified in this Agreement as "SYNDICATION AGENT" or "LEAD ARRANGER" shall have any rights, powers, obligations, liabilities, responsibilities, or duties under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, no Lender so identified as a "SYNDICATION AGENT" or "LEAD ARRANGER" shall have or be deemed to have any fiduciary relationship with any other Credit Party.

      13.11 OBLIGATIONS SEVERAL. The obligations of Lenders hereunder are several, and each Lender hereunder shall not be responsible for the obligations of the other Lenders hereunder, nor will the failure of one Lender to perform any of its obligations hereunder relieve the other Lenders from the performance of their respective obligations hereunder.

SECTION 14  MISCELLANEOUS.

      14.1 HEADINGS. The headings, captions, and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents, nor affect the meaning thereof.

      14.2 NONBUSINESS DAYS. In any case where any payment or action is due under any Loan Document on a day which is not a Business Day, such payment or action may be delayed until the next-succeeding Business Day, but interest and fees shall continue to accrue in respect of any payment to which it is applicable until such payment is in fact made; PROVIDED THAT if, in the case of any such payment in respect of a Eurodollar Borrowing, the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

      14.3 COMMUNICATIONS. Unless specifically otherwise provided, whenever any Loan Document requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given (a) if by telex, when transmitted to the telex number, if any, for such party, and the appropriate answer back is received, (b) if by telecopy, when transmitted to the telecopy number for such party (and all such communications sent by telecopy shall be confirmed promptly thereafter by personal delivery or mailing in accordance with the provisions of this
SECTION 14.3; PROVIDED THAT any requirement in this parenthetical shall not affect the date on which such telecopy shall be deemed to have been delivered), (c) if by mail, on the third (3rd) Business Day after it is enclosed in an envelope, properly addressed to such party, properly stamped, sealed, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered to such party. Until changed by notice pursuant hereto, the address (and telex and telecopy numbers, if any) for Borrower and each Credit Party is set forth on SCHEDULE 2.1.

      14.4 FORM AND NUMBER OF DOCUMENTS. Each agreement, document, instrument, or other writing to be furnished under any provision of this Agreement must be in form and substance and in such number of counterparts as may be reasonably satisfactory to Administrative Agent and its counsel.

      14.5 CONFIDENTIALITY. Each Credit Party agrees to keep confidential any information furnished or made available to it by Borrower pursuant to this Agreement in accordance with its customary procedures for handling confidential information of this nature in accordance with safe and sound banking or investment banking practices; PROVIDED THAT nothing herein shall prevent any Credit Party from disclosing such information (a) to any other Credit Party or any Affiliate of any Credit Party, or any officer, director, employee, agent, or advisor of any Credit Party or Affiliate of any Credit Party (PROVIDED THAT any such Affiliate shall be deemed to agree to and shall be bound by the provisions of this SECTION 14.5), (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any Law, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Credit Party other than as a result of a disclosure by any Credit Party prohibited by this Agreement, (g) in connection with any litigation to which such Credit Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and
(i) subject to provisions substantially similar to those contained in this
SECTION 14.5, to any actual or proposed Participant or assignee.

      14.6 SURVIVAL. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents shall survive all closings under the Loan Documents and, except as otherwise indicated, shall not be affected by any investigation made by any party. Unless otherwise specifically stated, all rights of, and provisions relating to, reimbursement and indemnification of any Credit Party shall survive termination of this Agreement and payment in full of the Obligation.

      14.7 GOVERNING LAW. THE LAWS OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES TO THE LOAN DOCUMENTS AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND
INTERPRETATION OF THE LOAN DOCUMENTS.

      14.8 INVALID PROVISIONS. If any provision in any Loan Document is held to be illegal, invalid, or unenforceable, then such provision shall be fully severable; the appropriate Loan Document shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. Each Credit Party and each Company party to such Loan Document agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

      14.9 ENTIRETY. THE RIGHTS AND OBLIGATIONS OF THE COMPANIES AND THE CREDIT PARTIES SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY ANY COMPANY AND/OR ANY CREDIT PARTY (TOGETHER WITH ALL COMMITMENT LETTERS AND FEE LETTERS AS THEY RELATED TO THE PAYMENT OF FEES AFTER THE CLOSING DATE) REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      14.10 JURISDICTION; VENUE; SERVICE OF PROCESS; JURY TRIAL. EACH PARTY HERETO, IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY
(A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN DALLAS, TEXAS, AND

AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BY SERVICE OF PROCESS AS PROVIDED BY TEXAS LAW, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BROUGHT IN ANY SUCH COURT, (C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS SET FORTH HEREIN,
(E) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY HERETO ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE OBLIGATION SHALL BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (F) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Companies and each other party to this Agreement acknowledge that this waiver is a material inducement to the agreement of each party hereto to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and each will continue to rely on each of such waivers in related future dealings. The Companies and each other party to this Agreement warrant and represent that they have reviewed these waivers with their legal counsel, and that they knowingly and voluntarily agree to each such waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION 14.10 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, AND REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN DOCUMENT. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

      14.11 AMENDMENTS, CONSENTS, CONFLICTS, AND WAIVERS.

      (a) Except as otherwise specifically provided, (i) this Agreement may only be amended, modified or waived by an instrument in writing executed jointly by Borrower and Required Lenders, and, in the case of any matter affecting Administrative Agent (except removal of Administrative Agent as provided in SECTION 13) by Administrative Agent, and may only be supplemented by documents delivered or to be delivered in accordance with the express terms hereof, and (ii) the other Loan Documents may only be the subject of an amendment, modification, or waiver if Borrower and Required Lenders, and, in the case of any matter affecting Administrative Agent (except as set forth above), Administrative Agent, have approved same.

      (b) Any amendment to or consent or waiver under this Agreement or any Loan Document which purports to accomplish any of the following must be by an instrument in writing executed by Borrower and executed (or approved, as the case may be) by each Lender affected thereby, and, in the case of any matter affecting Administrative Agent, by Administrative Agent: (i) extends the due date or reduces the amount of any scheduled payment of the Obligation or any scheduled reduction of the Total Commitment beyond the date specified in the Loan Documents; (ii) reduces the interest rate or decreases the amount of interest, fees, or other sums payable to the Credit Parties hereunder (except such reductions as are contemplated by this

Agreement and reductions in the interest rate as a result of the waiver of the payment of interest at the Default Rate); (iii) changes the definition of "APPLICABLE MARGIN" (other than changes having the effect of increasing such Applicable Margin) or "TOTAL COMMITMENT;" or (iv) changes this CLAUSE (b). Without the consent of such Lender, no Lender's "COMMITTED SUM" may be increased.

      (c) Any amendment to or consent or waiver under this Agreement or any Loan Document which purports to accomplish any of the following must be by an instrument in writing executed by Borrower and executed (or approved, as the case may be) by each Lender, and, in the case of any matter affecting Administrative Agent, by Administrative Agent: (i) changes the definition of "PRO RATA," "PRO RATA PART," "REQUIRED LENDERS," or "TERMINATION DATE;" (ii) except as otherwise permitted by any Loan Document, waives compliance with, amends, or releases (in whole or in part) any Guaranty or releases (in whole or in part) or waives the requirement to provide any Guaranty or any collateral, if any, for the Obligation except to the extent expressly permitted herein or in any other Loan Document; (iii) changes this CLAUSE (c) or any other matter specifically requiring the consent of all Lenders hereunder; or (iv) subordinates any of the Obligation to any other Debt of the Companies. Without the consent of such Lender, no Lender's "COMMITTED SUM" may be increased.

      (d) Any conflict or ambiguity between the terms and provisions herein and terms and provisions in any other Loan Document shall be controlled by the terms and provisions herein.

      (e) No course of dealing nor any failure or delay by any Credit Party or any of its Representatives with respect to exercising any Right of any Credit Party hereunder shall operate as a waiver thereof. A waiver must be in writing and signed by Administrative Agent and Required Lenders (or by all Lenders, if required hereunder) to be effective, and such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

      (f) Notwithstanding the foregoing, any increase in the interest rate or amount of interest, fees, or other sums payable to the Credit Parties may be agreed to by Administrative Agent and Borrower without the prior written consent of any Lender.

      14.12 MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each Lender execute the same counterpart so long as identical counterparts are executed by Borrower, each Lender, and Administrative Agent. This Agreement shall become effective when counterparts hereof shall have been executed and delivered to Administrative Agent by each Lender, Administrative Agent, and Borrower, or, when Administrative Agent shall have received telecopied, telexed, or other evidence satisfactory to it that such party has executed and is delivering to Administrative Agent a counterpart hereof.

      14.13 SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS.

      (a) This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns, except that
(i) Borrower may not, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its Rights, duties or obligations under any Loan Documents without the express written consent of all Lenders, and (ii) except as permitted under this SECTION 14.13, no Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation.

      (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its Rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Borrowings and its Notes, if any); PROVIDED, HOWEVER, that:

            (i)    each such assignment shall be to an Eligible Assignee;

            (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's Rights and obligations under this Agreement and the other Loan Documents, any such partial assignment shall be in an amount at least equal to $5,000,000, but, in no event less than $1,000,000;

            (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its Rights and obligations under this Agreement;

            (iv) the parties to such assignment shall execute and deliver to Administrative Agent for its acceptance (such acceptance not to be unreasonably withheld) an Assignment and Acceptance Agreement in the form of EXHIBIT F hereto, together with any Notes subject to such assignment and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, Rights, and benefits of a Lender under the Loan Documents and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under the Loan Documents. Upon the consummation of any assignment pursuant to this SECTION, but only upon the request of the assignor or assignee made through Administrative Agent, Borrower shall issue appropriate Notes upon request to the assignor and the assignee, reflecting such Assignment and Acceptance. If the assignee is not incorporated under the laws of the United States of America or a state thereof, then it shall deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with SECTION 4.6(d).

      (c)   Administrative Agent shall maintain at its address referred to in
SECTION 14.3 a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of Lenders and the Commitment, and principal amount of the Borrowings owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Loan Documents. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon the consummation of any assignment in accordance with this SECTION 14.13, SCHEDULE 2.1 shall automatically be deemed amended (to the extent required) by Administrative Agent to reflect the name, address, and respective Committed Sums of the assignor and assignee.

      (d) Upon its receipt of an Assignment and Acceptance Agreement executed by the parties thereto, together with any Notes, if any, subject to such assignment and payment of the processing fee,

Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT F hereto, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.

      (e) Subject to the provisions of this SECTION and in accordance with applicable Law, any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell to one or more Persons (each a "PARTICIPANT") participating interests in its portion of the Obligation. In the event of any such sale to a Participant,
(i) such Lender shall remain a "LENDER" under this Agreement and the Participant shall not constitute a "LENDER" hereunder, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible for the performance thereof, (iv) such Lender shall remain the holder of its share of the Principal Debt for all purposes under this Agreement, (v) Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's Rights and obligations under the Loan Documents, and (vi) such Lender shall be solely responsible for any withholding taxes or any filing or reporting requirements relating to such participation and shall hold Borrower and Administrative Agent and their respective successors, permitted assigns, officers, directors, employees, agents, and representatives harmless against the same. Participants shall have no Rights under the Loan Documents, other than certain voting Rights as provided below. Subject to the following, each Lender shall be entitled to obtain (on behalf of its Participants) the benefits of SECTION 4 with respect to all participations in its part of the Obligation outstanding from time to time so long as Borrower shall not be obligated to pay any amount in excess of the amount that would be due to such Lender under SECTION 4 calculated as though no participations have been made. No Lender shall sell any participating interest under which the Participant shall have any Rights to approve any amendment, modification, or waiver of any Loan Document, except to the extent such amendment, modification, or waiver extends the due date for payment of any amount in respect of principal (other than mandatory prepayments), interest, or fees due under the Loan Documents, reduces the interest rate or the amount of principal or fees applicable to the Obligation (except such reductions as are contemplated by this Agreement), or releases any material Guaranty or all or any substantial portion of any collateral, if any, for the Obligation under the Loan Documents (except such releases as are contemplated by this Agreement); PROVIDED THAT in those cases where a Participant is entitled to the benefits of SECTION 4 or a Lender grants Rights to its Participants to approve amendments to or waivers of the Loan Documents respecting the matters previously described in this sentence, such Lender must include a voting mechanism in the relevant participation agreement or agreements, as the case may be, whereby a majority of such Lender's portion of the Obligation (whether held by such Lender or Participant) shall control the vote for all of such Lender's portion of the Obligation. Except in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participations in, or otherwise encumber its portion of the Obligation, unless the consent of the transferring Lender (which consent will not be unreasonably withheld) has been obtained.

      (f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Borrowings and any Notes to any Federal Reserve Bank as collateral security pursuant to REGULATION A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

      (g) Any Lender may furnish any information concerning the Companies in the possession of such Lender from time to time to Eligible Assignees and Participants (including prospective Eligible Assignees and Participants).

      14.14 DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The obligations of each Company under the Loan Documents shall remain in full force and effect until termination of the Total Commitment and payment in full of the Principal Debt and of all interest, fees, and other amounts of the Obligation then due and owing, (and termination of all outstanding LCs with any Lender, if any, UNLESS such Lender shall otherwise consent) EXCEPT that the indemnification and payment obligations set forth in SECTIONS 4, 12, and 14, and any other provisions under the Loan Documents expressly intended to survive by the terms hereof or by the terms of the applicable Loan Documents, shall survive such termination. If at any time any payment of the Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of any Company or otherwise, then the obligations of each Company under the Loan Documents with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

      14.15 DESIGNATED SENIOR INDEBTEDNESS. Borrower hereby designates the Obligation (and all Borrowings comprising the Obligation) as "DESIGNATED SENIOR INDEBTEDNESS" for purposes of the Senior Subordinated Note Indenture.

                       [REMAINDER OF PAGE INTENTIONALLY BLANK.
                               SIGNATURE PAGES FOLLOW.]

                  SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT
                                     AMONG
               PROTECTION ONE ALARM MONITORING, INC., AS BORROWER,
                   NATIONSBANK, N.A., AS ADMINISTRATIVE AGENT,
                     THE SYNDICATION AGENT DEFINED THEREIN,
                    THE DOCUMENTATION AGENT DEFINED THEREIN,
                                      AND
                           THE LENDERS NAMED HEREIN

EXECUTED as of the day and year first above written.

                                       PROTECTION ONE ALARM MONITORING INC., a
                                       Delaware corporation, as Borrower


                                       By: /s/ Montgomery W. Cornell
                                          ----------------------------------
                                          Name: Montgomery W. Cornell
                                          Title: Chief Financial Officer and
                                                 Secretary

                  SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT
                                     AMONG
               PROTECTION ONE ALARM MONITORING, INC., AS BORROWER,
                   NATIONSBANK, N.A., AS ADMINISTRATIVE AGENT,
                     THE SYNDICATION AGENT DEFINED THEREIN,
                    THE DOCUMENTATION AGENT DEFINED THEREIN,
                                      AND
                           THE LENDERS NAMED HEREIN


                                       NATIONSBANK, N.A.,
                                       as Adminstrative Agent and a Lender


                                       By: Curtis L. Anderson
                                          ----------------------------------
                                          Name: Curtis L. Anderson
                                          Title: Senior Vice President

                  SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT
                                     AMONG
               PROTECTION ONE ALARM MONITORING, INC., AS BORROWER,
                   NATIONSBANK, N.A., AS ADMINISTRATIVE AGENT,
                     THE SYNDICATION AGENT DEFINED THEREIN,
                    THE DOCUMENTATION AGENT DEFINED THEREIN,
                                      AND
                           THE LENDERS NAMED HEREIN


                                       FIRST UNION NATIONAL BANK,
                                       as Syndication Agent and a Lender


                                       By: /s/ Michael J. Kolosowsky
                                          ----------------------------------
                                          Name: Michael J. Kolosowsky
                                          Title: Vice President

                  SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT
                                     AMONG
               PROTECTION ONE ALARM MONITORING, INC., AS BORROWER,
                   NATIONSBANK, N.A., AS ADMINISTRATIVE AGENT,
                     THE SYNDICATION AGENT DEFINED THEREIN,
                    THE DOCUMENTATION AGENT DEFINED THEREIN,
                                      AND
                           THE LENDERS NAMED HEREIN


                                       TORONTO DOMINION (TEXAS), INC.,
                                       as Documentation Agent and a Lender


                                       By: /s/ Sonja R. Jordan
                                          ----------------------------------
                                          Name: Sonja R. Jordan
                                          Title: Vice President

                  SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT
                                     AMONG
               PROTECTION ONE ALARM MONITORING, INC., AS BORROWER,
                   NATIONSBANK, N.A., AS ADMINISTRATIVE AGENT,
                     THE SYNDICATION AGENT DEFINED THEREIN,
                    THE DOCUMENTATION AGENT DEFINED THEREIN,
                                      AND
                           THE LENDERS NAMED HEREIN


                                       CHASE MANHATTAN BANK,
                                       as a Lender


                                       By: /s/ Paul V. Farrell
                                          ----------------------------------
                                          Name: Paul V. Farrell
                                          Title: Vice President

                  SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT
                                     AMONG
               PROTECTION ONE ALARM MONITORING, INC., AS BORROWER,
                   NATIONSBANK, N.A., AS ADMINISTRATIVE AGENT,
                     THE SYNDICATION AGENT DEFINED THEREIN,
                    THE DOCUMENTATION AGENT DEFINED THEREIN,
                                      AND
                           THE LENDERS NAMED HEREIN


                                       THE FIRST NATIONAL BANK OF CHICAGO,
                                       as a Lender


                                       By: /s/ George A. Schanz
                                          ----------------------------------
                                          Name: George A. Schanz
                                          Title: First Vice President

                  SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT
                                     AMONG
               PROTECTION ONE ALARM MONITORING, INC., AS BORROWER,
                   NATIONSBANK, N.A., AS ADMINISTRATIVE AGENT,
                     THE SYNDICATION AGENT DEFINED THEREIN,
                    THE DOCUMENTATION AGENT DEFINED THEREIN,
                                      AND
                           THE LENDERS NAMED HEREIN


                                       GUARANTY FEDERAL BANK, F.S.B.,
                                       as a Lender


                                       By: /s/ Robert S. Hays
                                          ----------------------------------
                                          Name: Robert S. Hays
                                          Title: Vice President

                  SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT
                                     AMONG
               PROTECTION ONE ALARM MONITORING, INC., AS BORROWER,
                   NATIONSBANK, N.A., AS ADMINISTRATIVE AGENT,
                     THE SYNDICATION AGENT DEFINED THEREIN,
                    THE DOCUMENTATION AGENT DEFINED THEREIN,
                                      AND
                           THE LENDERS NAMED HEREIN


                                       MERITA BANK PLC,
                                       as a Lender


                                       By: /s/ Charles J. Lansdown
                                          ----------------------------------
                                          Name: Charles J. Lansdown
                                          Title: Vice President


                                       By: /s/ Frank Maffei
                                          ----------------------------------
                                          Name: Frank Maffei
                                          Title: Vice President

                  SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT
                                     AMONG
               PROTECTION ONE ALARM MONITORING, INC., AS BORROWER,
                   NATIONSBANK, N.A., AS ADMINISTRATIVE AGENT,
                     THE SYNDICATION AGENT DEFINED THEREIN,
                    THE DOCUMENTATION AGENT DEFINED THEREIN,
                                      AND
                           THE LENDERS NAMED HEREIN


                                       MORGAN STANLEY SENIOR FUNDING, INC.,
                                       as a Lender


                                       By: /s/ Michael Hart
                                          ----------------------------------
                                          Name: Michael Hart
                                          Title: Principal

                  SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT
                                     AMONG
               PROTECTION ONE ALARM MONITORING, INC., AS BORROWER,
                   NATIONSBANK, N.A., AS ADMINISTRATIVE AGENT,
                     THE SYNDICATION AGENT DEFINED THEREIN,
                    THE DOCUMENTATION AGENT DEFINED THEREIN,
                                      AND
                           THE LENDERS NAMED HEREIN


                                       UBS AG, STAMFORD BRANCH,
                                       as a Lender


                                       By: /s/ Paul R. Morrison
                                          ----------------------------------
                                          Name: Paul R. Morrison
                                          Title: Director


                                       By: /s/ Andrew N. Taylor
                                          ----------------------------------
                                          Name: Andrew N. Taylor
                                          Title: Associate Director

                  SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT
                                     AMONG
               PROTECTION ONE ALARM MONITORING, INC., AS BORROWER,
                   NATIONSBANK, N.A., AS ADMINISTRATIVE AGENT,
                     THE SYNDICATION AGENT DEFINED THEREIN,
                    THE DOCUMENTATION AGENT DEFINED THEREIN,
                                      AND
                           THE LENDERS NAMED HEREIN


                                       WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                       NEW YORK BRANCH,
                                       as a Lender


                                       By: /s/ Duncan M. Robertson
                                          ----------------------------------
                                          Name: Duncan M. Robertson
                                          Title: Vice President


                                       By: /s/ Lisa Walker
                                          ----------------------------------
                                          Name: Lisa Walker
                                          Title: Vice President